EXHIBIT 99.1

INDEX TO FINANCIAL STATEMENTS

The following financial information is included on the pages indicated:

Historical Financial Statements

INDEPENDENT AUDITORS’ REPORT

The Partners

Host Marriott, L.P.:

We have audited the accompanying consolidated balance sheets of Host Marriott, L.P. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, partners’ capital and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule of real estate and accumulated depreciation. These consolidated financial statements and the financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Marriott, L.P. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in note 1, the Partnership adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and Statement of Financial Accounting Standards No. 145, Recission of FASB Statements No. 4, 44, and 64, amendment of FASB Statement No. 13 and Technical Corrections.

KPMG LLP

McLean, Virginia

February 24, 2003, except as to notes 1, 4, 5, 8, 12, 18, 19, and 20 which are as of December 2, 2003

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

(in millions)

	2002	2001
ASSETS
Property and equipment, net	$7,031	$6,999
Notes and other receivables (including amounts due from affiliates of $6 million and $6 million, respectively)	53	54
Due from managers	82	141
Investments in affiliates	133	142
Other assets	518	532
Restricted cash	133	114
Cash and cash equivalents	361	352

	$8,311	$8,334

LIABILITIES AND PARTNERS’ CAPITAL
Debt
Senior notes	$3,247	$3,235
Mortgage debt	2,289	2,261
Convertible debt obligation to Host Marriott Corporation	492	492
Other	102	106

	6,130	6,094
Accounts payable and accrued expenses	118	121
Other liabilities	252	320

Total liabilities	6,500	6,535

Minority interest	92	108
Limited partnership interests of third parties at redemption value (representing 27.7 million units and 21.6 million units at December 31, 2002 and 2001, respectively)	245	194
Partners’ capital
General partner	1	1
Cumulative redeemable preferred limited partner	339	339
Limited partner	1,136	1,162
Accumulated other comprehensive loss	(2)	(5)

Total partners’ capital	1,474	1,497

	$8,311	$8,334

See Notes to Consolidated Financial Statements.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2002, 2001 and 2000

(in millions, except per common unit amounts)

	2002	2001	2000
REVENUES
Rooms	$2,134	$2,195	$—
Food and beverage	1,126	1,102	—
Other	265	280	—

Total hotel sales	3,525	3,577	—
Rental income	101	136	1,382
Other income	—	2	9

Total revenues	3,626	3,715	1,391

OPERATING COSTS AND EXPENSES
Rooms	525	534	—
Food and beverage	833	831	—
Hotel departmental expenses	937	931	—
Management fees	160	176	—
Other property-level expenses	297	293	274
Depreciation and amortization	366	361	325
Corporate expenses	30	32	42
Lease repurchase expense	—	5	207
Other expenses	19	19	24

OPERATING PROFIT	459	533	519

Minority interest expense	(8)	(16)	(27)
Interest income	20	36	40
Interest expense	(500)	(493)	(459)
Net gains on property transactions	5	6	6
Equity in earnings (losses) of affiliates	(9)	3	27

INCOME (LOSS) BEFORE INCOME TAXES	(33)	69	106
Benefit from (provision for) income taxes	(6)	(9)	95

INCOME (LOSS) FROM CONTINUING OPERATIONS	(39)	60	201
Income (loss) from discontinued operations	20	(3)	6

NET INCOME (LOSS)	(19)	57	207
Less: Distributions on preferred units	(35)	(32)	(20)

NET INCOME (LOSS) AVAILABLE TO COMMON UNITHOLDERS	$(54)	$25	$187

BASIC EARNINGS (LOSS) PER COMMON UNIT:
Continuing operations	$(.26)	$.10	$.64
Discontinued operations	.07	(.01)	.02

BASIC EARNINGS (LOSS) PER COMMON UNIT	$(.19)	$.09	$.66

DILUTED EARNINGS PER (LOSS) COMMON UNIT:
Continuing operations	$(.26)	$.10	$.63
Discontinued operations	.07	(.01)	.02

DILUTED EARNINGS (LOSS) PER COMMON UNIT	$(.19)	$.09	$.65

See Notes to Consolidated Financial Statements.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

AND COMPREHENSIVE INCOME

Years Ended December 31, 2002, 2001 and 2000

(in millions)

Class A, B and C Preferred Units Outstanding	Common OP Units Outstanding		Preferred Limited Partner	General Partner	Limited Partner	Accumulated Other Comprehensive Income (Loss)	Comprehensive Income (Loss)
8.1	219.7	Balance, December 31, 1999	$196	$1	$1,122	$2
—	—	Net income	—	—	207	—	$207
—	—	Other comprehensive income (loss):
		Foreign currency translation adjustment	—	—	—	(2)	(2)
		Unrealized gain on HM Services common stock to net income	—	—	—	(1)	(1)

—	—	Comprehensive income					$204

—	3.3	Units issued to Host Marriott for the comprehensive stock and employee stock purchase plans	—	—	15	—
—	0.7	Redemptions of limited partnership interests	—	—	(3)	—
—	—	Distributions on OP Units	—	—	(259)	—
—	—	Distributions on Preferred Limited Partner Units	—	—	(20)	—
—	(4.9)	Repurchases of OP Units	—	—	(44)	—
—	—	Market adjustment to record Preferred OP Units and OP Units of third parties at redemption value	—	—	(292)	—

8.1	218.8	Balance, December 31, 2000	196	1	726	(1)
—	—	Net income	—	—	57	—	$57
—	—	Other comprehensive income (loss):
		Foreign currency translation adjustment	—	—	—	(3)	(3)
		Unrealized gain on HM Services common stock to net income	—	—	—	(1)	(1)

—	—	Comprehensive income					$53

—	0.5	Units issued to Host Marriott for the comprehensive stock and employee stock purchase plans	—	—	5	—
—	42.1	Redemptions of limited partnership interests	—	—	547	—
—	—	Distributions on OP Units	—	—	(222)	—
—	—	Distributions on Preferred Limited Partner Units	—	—	(32)	—
6.0	—	Issuance of Preferred OP Units	143	—	—	—
—	—	Market adjustment to record Preferred OP Units and OP Units of third parties at redemption value	—	—	81	—

14.1	261.4	Balance, December 31, 2001	339	1	1,162	(5)
—	—	Net income (loss)	—	—	(19)	—	$(19)
—	—	Other comprehensive income (loss):
		Foreign currency translation adjustment	—	—	—	4	4
		Unrealized gain on HM Services common stock to net income	—	—	—	(1)	(1)

—	—	Comprehensive income					$(16)

—	0.5	Units issued to Host Marriott for the comprehensive stock and employee stock purchase plans	—	—	8	—
—	1.8	Redemptions of limited partnership interests of third parties	—	—	13	—
—	—	Distributions on Preferred Limited Partner Units	—	—	(35)	—
—	—	Market adjustment to record Preferred OP Units and OP Units of third parties at redemption value	—	—	7	—

14.1	263.7	Balance, December 31, 2002	$339	$1	$1,136	$(2)

See Notes to Consolidated Financial Statements.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2002, 2001 and 2000

(in millions)

	2002	2001	2000
OPERATING ACTIVITIES
Net income (loss)	$(19)	$57	$207
Adjustments to reconcile to cash provided by operations:
Non-cash effect of discontinued operations	(7)	16	8
Depreciation and amortization	366	361	325
Income taxes	4	(15)	(125)
Net gains on property transactions	(5)	(6)	(6)
Equity in (earnings) losses of affiliates	9	(3)	(27)
Purchase of leases	—	(208)	—
Return of working capital from Marriott International	50	—	—
Minority Interest	8	16	27
Changes in other assets	41	80	1
Changes in other liabilities	(58)	—	151

Cash provided by operations	389	298	561

INVESTING ACTIVITIES
Proceeds from sales of assets	—	60	—
Acquisitions	(117)	(63)	(40)
Capital expenditures:
Renewals and replacements	(146)	(206)	(230)
Development	(11)	(56)	(108)
Other investments	(23)	(24)	(41)
Return of escrow funds from Marriott International	75	—	—
Notes receivable collections, net	—	10	6
Affiliate notes receivable issuances and collections, net	—	—	(39)
Other	—	—	4

Cash used in investing activities	(222)	(279)	(448)

FINANCING ACTIVITIES
Issuances of debt	—	980	556
Financing costs	(8)	(12)	(16)
Debt prepayments	(13)	(703)	(278)
Scheduled principal repayments	(63)	(55)	(39)
Issuances of OP Units	1	3	4
Issuances of preferred OP Units	—	143	—
Distributions on common OP Units	—	(298)	(245)
Distributions to minority interests	(18)	(17)	(23)
Distributions on preferred OP Units	(35)	(28)	(19)
Redemption or repurchase of OP Units for cash	—	—	(47)
Repurchases of Convertible Preferred Securities	—	—	(15)
Purchase of interest rate cap	(3)	—	—
Restricted cash	(19)	7	45

Cash provided by (used in) financing activities	(158)	20	(77)

INCREASE IN CASH AND CASH EQUIVALENTS	9	39	36
CASH AND CASH EQUIVALENTS, beginning of year	352	313	277

CASH AND CASH EQUIVALENTS, end of year	$361	$352	$313

See Notes to Consolidated Financial Statements.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2002, 2001 and 2000

(in millions)

Supplemental schedule of noncash investing and financing activities:

During 2002, and 2001, minority partners converted operating partnership units (“OP Units”) valued at $7.4 million and $546.8 million, respectively, in exchange for approximately 1.8 million and 42.1 million shares, respectively, of common stock in Host Marriott Corporation.

During 2002, 1.1 million OP Units were issued to acquire minority interests in the partnership owning the San Diego Marriott Hotel and Marina. This transaction resulted in an increase of $10.5 million to property and equipment and equity to reflect the fair value of the interests acquired. During April 2002 (in a separate transaction), our ownership percentage in the San Diego partnership increased to 90% when the minority partners in the San Diego partnership exchanged their interests for approximately 6.9 million OP Units. The transaction resulted in an increase of $56.1 million in property and equipment and a corresponding increase in minority interest liability to reflect the fair value of the interests acquired.

During January 2002, we transferred the St. Louis Marriott Pavilion to the mortgage lender. We recorded the difference between the debt extinguished, the deferred incentive management fees forgiven and the fair value of the assets surrendered of $22 million, net of tax expense of $9 million, as discontinued operations.

On June 14, 2002, we acquired the Boston Marriott Copley Place in Boston, Massachusetts for a purchase price of $214 million, including the assumption of $97 million in mortgage debt.

See Notes to Consolidated Financial Statements.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

Description of Business

Host Marriott, L.P., a Delaware limited partnership, operating through an umbrella partnership structure with Host Marriott Corporation as the sole general partner, is primarily the owner of hotel properties. Host Marriott Corporation operates as a self-managed and self-administered real estate investment trust, or REIT, with its operations conducted solely through us and our subsidiaries.

The Work Incentives Improvement Act of 1999 or the REIT Modernization Act amended the tax laws to permit REITs, effective January 1, 2001, to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary. Prior to the REIT Modernization Act, we leased substantially all of our hotels to subsidiaries of Crestline Capital Corporation, or Crestline, and certain other lessees as further discussed at Note 9. However, with the inception of the REIT Modernization Act, a wholly owned subsidiary of Host LP, HMT Lessee LLC or the TRS, which has elected to be treated as a taxable REIT subsidiary for federal income tax purposes, acquired certain subsidiaries owning the leasehold interests with respect to 120 of our full-service hotels from Crestline and Wyndham International, Inc. and affiliates, or Wyndham. As a result of the acquisitions, our operating results reflect property-level revenues and expenses rather than rental income from lessees with respect to those 120 full-service properties from the effective dates of the acquisitions.

As of December 31, 2002, we owned, or had controlling interests in, 123 upper-upscale and luxury, full-service hotel lodging properties generally located throughout the United States, Canada and Mexico operated primarily under the Marriott, Ritz-Carlton, Four Seasons, Hilton, Hyatt and Swissôtel brand names. Of these properties, 110 are managed or franchised by Marriott International, Inc. and its subsidiaries or Marriott International.

Basis of Presentation

On December 15, 1998, shareholders of Host Marriott Corporation, a Delaware corporation and our predecessor, approved a plan to reorganize Host Marriott’s business operations through the spin-off of Host Marriott’s senior living business and the contribution of Host Marriott’s hotels and certain other assets and liabilities to us as a newly formed Delaware limited partnership. Host Marriott’s contribution of its hotels and certain assets and liabilities to us and our subsidiaries in exchange for units of partnership interest in us or OP Units was accounted for at Host Marriott’s historical basis and Host Marriott Corporation, a newly created Maryland corporation became our general partner. As of December 31, 2002, Host Marriott owns approximately 90% of our partnership interests. We refer to this reorganization as the “REIT conversion.” In these consolidated financial statements, “We” or “Host LP” refers to Host Marriott L.P. and our consolidated subsidiaries. “Host Marriott” refers to Host Marriott Corporation and is presented as the predecessor to Host LP since we and our subsidiaries received substantially all of the continuing operations, assets and liabilities of Host Marriott and its subsidiaries.

Principles of Consolidation

We consolidate entities (in the absence of other factors determining control) when we own over 50% of the voting shares of another company or, in the case of partnership investments, when we own a majority of the general partnership interest. The control factors we consider include the ability of minority shareholders or other partners to participate in or block management decisions. Additionally, if we determine that we are an owner in a variable interest entity within the meaning of the Financial Accounting Standards Board, or FASB, Interpretation No. 46, “Consolidation of Variable Interest Entities” and that our variable interest will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both, then we will consolidate the entity. All material intercompany transactions and balances have been eliminated.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues

Our consolidated results of operations for 2001 and 2002 primarily reflect revenues and expenses of our hotels. Our 2000 revenues primarily represent the rental income from leased hotels. For our hotels leased to third parties, rental income is recorded when due and is the greater of base rent or percentage rent, as defined. Percentage rent received pursuant to the leases, but not recognized as revenue until all contingencies have been met, is deferred, and included on the balance sheet in other liabilities. For fiscal year 2000, all our hotels were leased to third parties and all deferred income was earned.

Accounting for the Impact of the September 11, 2001 Terrorist Acts

We were entitled to receive business interruption insurance as a result of the discontinuation of operations of the World Trade Center Marriott and the New York Marriott Financial Center, both of which were affected by the terrorist attacks on September 11, 2001. Income resulting from business interruption insurance was not recognized until the amounts paid to us were non-refundable. We also have property insurance for these hotels and we received insurance proceeds sufficient to cover all or a substantial portion of the costs at both hotels. The net book value of the World Trade Center Marriott has been written off and a corresponding receivable recorded for the property insurance proceeds due under the terms of the insurance contract.

From September 11, 2001 to December 31, 2002, we received $35 million in business interruption insurance with respect to the two hotels. These proceeds were offset by $12 million of operating expenses for the same period, primarily representing net operating losses at the Marriott Financial Center, ground lease payments at the World Trade Center Marriott and severance and other payroll costs. As a result of the resolution of certain contingencies related to a portion of the insurance recoveries, we recognized $17 million of income associated with business interruption insurance on these two properties during 2002. The Marriott Financial Center was reopened on January 7, 2002. We have received approximately $6 million in insurance proceeds for property damage relating to the two hotels from September 11, 2001 to December 31, 2002.

On December 2, 2003, we announced the settlement of the outstanding matters relating to the terrorist attacks of September 11, 2001 affecting the New York World Trade Center Marriott and New York Marriott Financial Center hotels with the hotels’ insurer and hotels’ manager as well as the Port Authority of New York and New Jersey. As a result, we received net insurance proceeds of approximately $370 million. A portion of the proceeds was used to repay the $65 million debt incurred upon acquisition of the World Trade Center Marriott hotel.

Under our agreement with the Port Authority, we surrendered the site where the hotel was located and terminated a ground lease that would have run until 2094. As a result, we are no longer obligated to rebuild at the site, but received a right of first offer through 2023 with respect to hotel development on the World Trade Center site.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As a result of this settlement, we will record in discontinued operations a one-time gain of approximately $210 million, as well as approximately $17 million of 2003 net business interruption proceeds both of which will be reflected in net income in our 2003 financial statements. The $210 million gain is comprised of approximately $155 million in post-2003 business interruption proceeds and approximately $55 million from the disposition of the World Trade Center hotel.

Earnings (Loss) Per Unit

Basic earnings (loss) per unit is computed by dividing net income (loss) available to common OP unitholders less distributions on preferred OP Units by the weighted average number of common OP Units outstanding. Diluted earnings (loss) per unit is computed by dividing net income (loss) available to common OP unitholders less distributions on preferred OP Units as adjusted for potentially dilutive securities, by the weighted average number of common OP Units outstanding plus other potentially dilutive securities. Dilutive securities may include units distributed to Host Marriott for Host Marriott common shares granted under comprehensive stock plans, preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Preferred Securities. No effect is shown for any securities that are anti-dilutive.

A reconciliation of the number of units utilized for the calculation of diluted earnings per unit follows (in millions, except per unit amounts):

	Fiscal Year Ended December 31,
	2002			2001			2000
	Income	Units	Per Unit Amount	Income	Units	Per Unit Amount	Income	Units	Per Unit Amount
Net income (loss)	$(19)	289.2	$(.07)	$57	282.3	$.20	$207	284.2	$.73
Distributions on preferred OP Units	(35)	—	(.12)	(32)	—	(.11)	(20)	—	(.07)

Basic earnings (loss) available to common unitholders	(54)	289.2	(.19)	25	282.3	.09	187	284.2	.66
Assuming distribution of units to Host Marriott Corporation for Host Marriott Corporation common shares granted under the comprehensive stock plan, less shares assumed purchased at average market price	—	—	—	—	5.1	—	—	4.2	(.01)
Assuming conversion of Preferred OP Units	—	—	—	—	—	—	—	0.6	—

Diluted earnings (loss)	$(54)	289.2	$(.19)	$25	287.4	$.09	$187	289.0	$.65

Property and Equipment

Property and equipment is recorded at cost. For newly developed properties, cost includes interest, ground rent and real estate taxes incurred during development and construction. Replacements and improvements and capital leases are capitalized, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Gains on sales of properties are recognized at the time of sale or deferred to the extent required by GAAP. Deferred gains are recognized as income in subsequent periods as conditions requiring deferral are satisfied or expire without further cost to us.

We assess impairment of our real estate properties based on whether it is probable that estimated undiscounted future cash flows from each individual property are less than its net book value. If a property is impaired, a loss is recorded for the difference between the fair value and net book value of the hotel.

We will classify a hotel as held for sale in the period in which we have made the decision to dispose of the hotel, a binding agreement to purchase the property has been signed under which the buyer has committed a significant amount of nonrefundable cash and no significant financing contingencies exist which could cause the transaction not to be completed in a timely manner. If this criteria is met, we will record an impairment loss if the fair value less costs to sell is lower than the carrying amount of the hotel and will cease incurring depreciation. We will classify the loss, together with operating results, as discontinued operations on our statement of operations and classify the assets and related liabilities as held-for-sale on the balance sheet.

Cash and Cash Equivalents

We consider all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents.

Restricted Cash

Restricted cash includes reserves for debt service, real estate taxes, insurance, furniture and fixtures, as well as cash collateral and excess cash flow deposits due to lender restrictions and management agreement provisions.

Minority Interest

Minority interest consists of limited partnership interests in consolidated investments of $92 million and $108 million at December 31, 2002 and 2001, respectively.

Deferred Charges

Financing costs related to long-term debt are deferred and amortized over the remaining life of the debt.

Foreign Currency Translation

Our foreign operations consist of four properties located in Canada and two properties located in Mexico. The operations of these properties are maintained in the local currency and then translated to U.S. dollars using the average exchange rates for the period. The assets and liabilities of the properties are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. The resulting translation adjustments are reflected in accumulated other comprehensive income.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Comprehensive Income (Loss)

The components of total accumulated other comprehensive income (loss) in the balance sheet are as follows (in millions):

	2002	2001
Unrealized gain on HM Services common stock	$5	$6
Foreign currency translation	(7)	(11)

Total accumulated other comprehensive loss	$(2)	$(5)

Derivative Instruments

We have an interest rate swap and two interest rate caps which are considered derivative instruments. If the requirements for hedge accounting are met, amounts paid or received under these agreements are recognized over the life of the agreements as adjustments to interest expense, and the fair value of the derivatives is recorded on the accompanying balance sheet, with offsetting adjustments or charges recorded to the underlying debt. Otherwise the instruments are marked to market, and the gains and losses from the changes in the market value of the contracts are recorded in other income. Upon early termination of an interest rate swap or cap, gains or losses are deferred and amortized as adjustments to interest expense of the related debt over the remaining period covered by the terminated swap or cap.

We are also subject to exposure from fluctuations in foreign currencies relating to the four properties operated in Canada and two properties in Mexico. We have purchased currency forward contracts related to the Canadian properties, which are considered derivative instruments. Gains and losses on contracts that meet the requirements for hedge accounting are recorded on the balance sheet at fair value, with offsetting changes recorded to accumulated other comprehensive income. Contracts that do not meet these requirements are marked to market and included in other income each period.

Concentrations of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents. We maintain cash and cash equivalents with various high credit-quality financial institutions. We perform periodic evaluations of the relative credit standing of these financial institutions and limit the amount of credit exposure with any one institution.

Accounting for Stock-Based Compensation

At December 31, 2002, Host Marriott maintained two stock-based employee compensation plans, which are described more fully in Note 10. Prior to 2002, Host Marriott accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. No stock-based employee compensation cost relating to the employee stock option plan is reflected in 2001 and 2000 net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In addition, no stock-based employee compensation cost relating to the employee stock purchase plan is reflected in 2001 and 2000 net income as the plan was considered non-compensatory under APB 25. Effective January 1, 2002, Host Marriott adopted the fair value recognition provisions of the Financial Accounting Standards Board’s SFAS No. 123, “Accounting for Stock-Based Compensation,” prospectively to all employee awards granted, modified or settled after January 1, 2002. Awards under Host Marriott’s employee stock option plan generally vest over four years. Therefore, the

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

cost related to stock-based employee compensation included in the determination of net income for 2002 is less than that which would have been recognized if the fair value based method had been applied to these awards since the original effective date of SFAS No. 123. The adoption of SFAS No. 123 did not change the calculation of stock-based employee compensation costs for shares granted under Host Marriott’s deferred stock and restricted stock plans. The following table illustrates the effect on net income and earnings per unit if the fair value based method had been applied to all outstanding and unvested awards in each period.

	Year Ended December 31,
	2002	2001	2000
	(in millions, except per unit amounts)
Net income (loss), as reported	$(19)	$57	$207
Add: Deferred stock and restricted stock compensation expense included in reported net income, net of related tax effects	5	7	11
Deducted: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(6)	(8)	(12)

Pro forma net income (loss)	$(20)	$56	$206

Earnings (loss) per unit
Basic—as reported	$(.19)	$.09	$.66

Basic—pro forma	$(.19)	$.08	$.65

Diluted—as reported	$(.19)	$.09	$.65

Diluted—pro forma	$(.19)	$.08	$.64

Application of New Accounting Standards

The FASB recently issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” or SFAS 150. This statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Previously, many such instruments had been classified as equity. A freestanding financial instrument is an instrument that is entered into separately and apart from any of the entity’s other financial instruments or equity transactions, or that is entered into in conjunction with some other transaction and is legally detachable and separately exercisable, such as certain put and call options. These provisions are effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On October 8, 2003, the Financial Accounting Standards Board (FASB) issued guidance with respect to SFAS 150 that issuers whose financial statements include consolidated ventures with finite lives should reflect any minority interests in such consolidated ventures on the issuer’s financial statements as a liability on the issuer’s financial statements presented at its fair value as of the applicable balance sheet date. Under SFAS 150, any fluctuation in the fair value of the minority interest from period to period would be recorded on the issuers financial statements as interest expense for the change in the fair value of the liability. As a result of applying SFAS 150 in accordance with this guidance from the FASB, in our third quarter 2003 Form 10-Q, we recorded a loss from a cumulative effect of a change in accounting principle of $24 million. Additionally, we included in our liabilities as of September 12, 2003, minority interests with a fair value of $112 million.

On November 7, 2003, the FASB issued a FASB Staff Position (FSP) 150-3 indefinitely deferring the application of a portion of SFAS 150 with respect to minority interests in consolidated ventures entered into prior to November 5, 2003, effectively reversing its guidance of October 8, 2003. In accordance with the FSP 150-3, in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the fourth quarter of 2003 we will record a cumulative effect of change in accounting principle reversing the impact of our adoption of SFAS 150 with respect to consolidated ventures with finite lives.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” This interpretation requires an existing unconsolidated variable interest entity to be consolidated by their primary beneficiary if the entity does not effectively disperse risk among all parties involved or if other parties do not have significant capital to finance activities without subordinated financial support from the primary beneficiary. The primary beneficiary is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interests in an entity. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and effective no later than December 31, 2003 for interests in variable interest entities that were acquired prior to February 1, 2003.

In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This interpretation outlines disclosure requirements in a guarantor’s financial statements relating to any obligations under guarantees for which it may have potential risk or liability, as well as clarifies a guarantor’s requirement to recognize a liability for the fair value, at the inception of the guarantee, of an obligation under that guarantee. The initial recognition and measurement provisions of this interpretation are effective for guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. As of September 12, 2003, we have not provided any guarantees that would require recognition as liabilities under this interpretation. We have disclosed guarantees in accordance with this interpretation in Note 18.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” The standard requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This statement is effective for exit or disposal activities initiated after December 31, 2002. We do not expect the statement to have a significant impact on our financial position or operating results.

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” The provisions of this standard, which primarily relate to the rescission of Statement 4, eliminate the requirement that gains and losses from the extinguishment of debt be classified as extraordinary items unless it can be considered unusual in nature and infrequent in occurrence. These provisions are effective in fiscal years beginning after May 15, 2002. We have implemented the provisions of SFAS No. 145 beginning in fiscal year 2003. We have reclassified gains or losses from debt extinguishments in all periods presented in these financial statements as a component of interest expense within income (loss) from continuing operations or discontinued operations as applicable.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” which replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets” to determine when a long-lived asset should be classified as held for sale, among other things. Those criteria specify that the asset must be available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such assets, and the sale of the asset must be probable, and its transfer expected to qualify for recognition as a completed sale, within one year. This statement is effective

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

for fiscal years beginning after December 15, 2001. SFAS No. 144 requires that for dispositions after the statement’s effective date, gains and losses from the dispositions of investment properties and the properties’ historical operating results will be treated as discontinued operations, and therefore, be classified separately from income from continuing operations. Prior period operating results of disposed assets previously included in continuing operations must be reclassified as discontinued operations for all periods presented, although net income is not affected. As a result of the transfer of the St. Louis Marriott Pavilion to a lender in 2002 and the disposition of four hotels year-to-date through September 12, 2003, we have restated the statement of operations for all periods presented to reflect the operations of these dispositions as discontinued operations. See Note 12.

2.    Lease Repurchase

Effective January 1, 2001, we acquired from Crestline the entities owning the leasehold interests with respect to 116 full-service hotel properties owned by us for $208 million in cash, including $6 million of legal and professional fees and transfer taxes, effectively terminating the leases for financial reporting purposes. In connection therewith, during the fourth quarter of 2000 we recorded a non-recurring, pre-tax loss of $207 million, net of a tax benefit of $82 million, which we recognized as a deferred tax asset because, for income tax purposes, the acquisition is recognized as an asset that will be amortized over the next six years. The transaction was consummated effective January 1, 2001.

On June 16, 2001, we consummated another agreement with Crestline for the acquisition of their lease agreement with respect to San Diego Marriott Hotel and Marina for $4.5 million. We acquired the lease by purchasing the lessee entity, effectively terminating the lease for financial reporting purposes.

On June 28, 2001, we consummated an agreement to purchase substantially all the minority limited partnership interests held by Wyndham with respect to seven full-service hotels for $60 million. As part of this acquisition, we acquired the leases from Wyndham with respect to the San Diego Marriott Mission Valley, the Minneapolis Marriott Southwest, and the Albany Marriott, effectively terminating the leases for financial reporting purposes. For purposes of purchase accounting, no amounts were attributed to the leases themselves, as the leases had no value. The entire purchase price was allocated to the minority limited partner interests purchased.

3.    Property and Equipment

Property and equipment consists of the following as of December 31:

	2002	2001
	(in millions)
Land and land improvements	$695	$696
Buildings and leasehold improvements	7,440	7,039
Furniture and equipment	1,020	944
Construction in progress	38	149

	9,193	8,828
Less accumulated depreciation and amortization	(2,162)	(1,829)

	$7,031	$6,999

Interest cost capitalized in connection with our development and construction activities totaled $2 million in 2002, $8 million in 2001 and $8 million in 2000.

During 2001, we recorded impairment charges of $13 million related to three properties to reduce their carrying value to estimated fair value. One of the hotels was sold in December 2001.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4.    Investments in Affiliates

We own certain investments, which we do not consolidate, and accordingly are accounted for under the equity method of accounting. The debt of these affiliates is non-recourse to, and not guaranteed by, us. Investments in affiliates consist of the following as of December 31, 2002 and 2001:

	As of December 31, 2002
	Ownership Interests	Our Investment	Debt	Assets
		(in millions)
CBM Joint Venture LLC	50%	$76	$911	120 Courtyard hotels
JWDC Limited Partnership	55%	37	95	JW Marriott, Washington, D.C.
Tiburon Golf Ventures, L.P.	49%	20	—	36-hole golf course

Total		$133	$1,006

	As of December 31, 2001
	Ownership Interests	Our Investment	Debt	Assets
		(in millions)
CBM Joint Venture LLC	50%	$87	$936	120 Courtyard hotels
JWDC Limited Partnership	55%	36	95	JW Marriott, Washington, D.C.
Tiburon Golf Ventures, L.P	49%	18	—	36-hole golf course
Marriott Residence Inn Limited Partnership	1%	0.6	93	15 Residence Inns
Marriott Residence Inn II Limited Partnership	1%	0.4	132	23 Residence Inns

Total		$142	$1,256

During December 2000, CBM Joint Venture LLC, a joint venture formed by Rockledge Hotel Properties, Inc. (“Rockledge”) and Marriott International acquired the partnership interests in two partnerships that collectively own 120 limited service hotels for approximately $372 million plus interest and legal fees, of which Rockledge paid approximately $90 million. Previously, both partnerships were operated by Rockledge as sole general partner. The joint venture acquired the two partnerships by acquiring partnership units pursuant to a tender offer for such units followed by a merger of the two partnerships with and into subsidiaries of the joint venture. The joint venture financed the acquisition with mezzanine indebtedness with the face amount of $200 million provided by Marriott International and with cash and other assets contributed by Rockledge and Marriott International, including Rockledge’s existing general partner and limited partner interests in the partnerships. The joint venture has approximately $911 million of debt, all of which is non-recourse to, and not guaranteed by, us. Each of the joint venture’s 120 hotels is operated by Marriott International pursuant to long-term management agreements. Rockledge, currently a consolidated, wholly owned subsidiary of ours, owns a 50% non-controlling interest in the joint venture and records the investment using the equity method.

On May 16, 2000, we acquired a non-controlling interest in the JWDC Limited Partnership for $40 million, which owns the JW Marriott Hotel, a 772-room hotel in Washington, D.C. Between January 15, 2003 and June 30, 2003, we have the option to purchase the 44.4% limited partner interest of one of the partners for the fair value of the interest (approximately $3 million). We also have the option to purchase our co-general partner’s 1% general partner interest for the lesser of $375,000 or fair value of the interest in the second quarter of 2003.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As a result of the consolidation of Rockledge, effective March 24, 2001, our investments include a 49% interest in Tiburon Golf Ventures, L.P., which owns the 36-hole golf course surrounding The Ritz-Carlton, Naples Golf Resort.

In March 2002, we sold our 1% general partnership interest in the Marriott Residence Inn Limited Partnership, which owns 15 Residence Inn hotels. Additionally, effective in August 2002, we sold our 1% general partnership interest in the Marriott Residence Inn II Limited Partnership, which owns 23 Residence Inn hotels. Our proceeds from the sale of these partnerships were not material.

We own minority interests in two partnerships. One owns the Budapest Marriott, and the other owns Des Moines Marriott. We also own minority preferred shares in STSN, Inc., a technology service provider company. As a result of operating losses at these investments, we wrote the carrying value down to zero prior to January 1, 2000. Further, we have not received any distributions from these investments. We do not have any guarantees or commitments in relation to any of these interests.

Our pre-tax income from affiliates includes the following:

	2002	2001	2000
	(in millions)
Interest income from loans to affiliates	$—	$4	$10
Equity in income (losses)	(9)	3	27

	$(9)	$7	$37

Interest income in 2001 and 2000 relates to loans to Rockledge prior to the consolidation of Rockledge on March 24, 2001.

Combined summarized balance sheet information for our affiliates follows as of December 31:

	2002	2001
	(in millions)
Property and equipment, net	$1,185	$1,490
Other assets	138	196

Total assets	$1,323	$1,686

Debt	$1,006	$1,256
Other liabilities	66	76
Equity	251	354

Total liabilities and equity	$1,323	$1,686

Combined summarized operating results for our affiliates follows for the years ended December 31:

	2002	2001	2000
	(in millions)
Hotel revenues	$518	$637	$844
Operating expenses:
Expenses	(465)	(541)	(716)
Depreciation and amortization	(70)	(89)	(97)

Income (loss) before extraordinary items	(17)	7	31
Extraordinary items	—	—	68

Net income (loss)	$(17)	$7	$99

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5.    Debt

Debt consists of the following:

	2002	2001
	(in millions)
Series A senior notes, with a rate of 7 7/8% due August 2005	$500	$500
Series B senior notes, with a rate of 7 7/8% due August 2008	1,195	1,195
Series C senior notes, with a rate of 8.45% due December 2008	499	499
Series E senior notes, with a rate of 8 3/8% due February 2006	300	300
Series G senior notes, with a rate of 9 1/4% due October 2007	250	250
Series I senior notes, with a rate of 9 1/2% due January 15, 2007	490	452
Senior secured notes, with a rate of 9 1/2% due May 2005	—	12
Senior notes, with an average rate of 9 3/4% maturing through 2012	13	27

Total senior notes	3,247	3,235

Mortgage debt (non-recourse) secured by $3.6 billion of real estate assets, with an average rate of 7.8% at December 31, 2002, maturing through February 2023	2,289	2,261
Credit facility, with a variable rate (5.5% at December 31, 2002)	—	—
Other notes, with an average rate of 7.36% at December 31, 2002, maturing through December 2017	89	90
Capital lease obligations	13	16

Total other	102	106

Convertible debt obligation to Host Marriott Corporation (See Note 6)	492	492

Total debt	$6,130	$6,094

Senior Notes

As of December 31, 2002, we have six series of senior notes outstanding all of which have been issued under the same indenture. The indenture contains certain financial covenants that, in the event of a default, would prohibit us from incurring additional indebtedness. These covenants include a consolidated coverage ratio of EBITDA-to-cash interest expense of 2.0 to 1.0. Failure to meet this covenant limits our ability to incur additional debt and make dividend payments except to the extent required to maintain REIT status. As of December 31, 2002, we are not in compliance with the interest coverage ratio.

In December 2001, we issued $450 million of 9 1/2% Series H senior notes due in 2007. The proceeds were used to repay the term loan and pay down the revolver portion of then existing credit facility. On June 25, 2002, the Series H senior notes were exchanged for $450 million of 9 1/2% Series I senior notes. The terms of the Series I senior notes are substantially identical to the terms of the Series H notes, except that the Series I senior notes are registered under the Securities Act of 1933 and are, therefore, freely transferable. The December 31, 2002 and 2001 balance of the Series I senior notes includes an adjustment of $40 million and $2 million, respectively, for the fair market value of the related interest rate swap agreement as discussed below.

Credit Facility

Effective June 6, 2002, we entered into a new credit facility with an aggregate revolving loan commitment of $400 million ($300 million of which is available with the balance becoming available to the extent that our leverage ratio meets a specified level). The credit facility has an initial three-year term with an option to extend

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

for an additional year if certain conditions are met. Interest on borrowings under the credit facility are calculated based on a spread over LIBOR ranging from 2.50% to 3.75%. The rate will vary based on our leverage ratio. We are required to pay a quarterly commitment fee that will vary based on the amount of unused capacity under the credit facility. Currently, the commitment fee is .55% on an annual basis for available capacity and .10% on additional capacity. As of December 31, 2002, we have not drawn on the credit facility.

In addition to the customary affirmative and negative covenants and restrictions, the credit facility contains covenants that require us to maintain leverage ratios below specified levels as well as interest, fixed charges and unsecured interest coverage ratios above specified levels. We are currently in compliance with these covenants.

Under the terms of the senior notes indenture and the credit facility, our ability to incur indebtedness is subject to restrictions and the satisfaction of various conditions, including an EBITDA-to-interest coverage ratio of at least 2.0 to 1.0. Since the beginning of the third quarter of 2002 we have not met this interest coverage ratio incurrence test. As a result, our ability to incur indebtedness is limited to indebtedness specifically permitted under the credit facility and the senior notes indenture, such as borrowings under the credit facility and borrowings in connection with the refinancing of existing debt. Our failure to meet the interest coverage ratio also restricts our ability to pay distributions on our OP Units and preferred OP Units, except to the extent necessary to maintain REIT status at Host Marriott.

Mortgage Debt

All of our mortgage debt is recourse solely to specific assets except for fraud, misapplication of funds and other customary recourse provisions. We have thirty assets that are secured by mortgage debt. Twelve of these assets are secured by mortgage debt that contains restrictive covenants that require the mortgage servicer or lender to retain and hold in escrow the cash flow after debt service when it declines below specified operating levels. The impact of these covenants is discussed below.

Eight of our hotel properties secure a $609 million mortgage loan that is the sole asset of a trust that issued commercial mortgage pass-though certificates, which we refer to as the CMBS Loan. These hotels securing the CMBS Loan are the New York Marriott Marquis, the San Francisco Airport Hyatt Regency, the Cambridge Hyatt Regency, the Reston Hyatt Regency, and the Swissôtels in Boston, New York, Atlanta and Chicago, which we refer to as the CMBS Portfolio. The CMBS Loan contains a provision that requires the mortgage servicer to retain the excess cash from the CMBS Portfolio after payment of debt service if net cash flow after payment of taxes, insurance, ground rent and reserves for furniture, fixtures and equipment for the trailing twelve months declines below $96 million. Annual debt service is approximately $64 million. This provision was triggered beginning in the third quarter of 2002 and will remain in effect until the CMBS Portfolio generates the necessary minimum cash flow for two consecutive quarters, at which point, the cash which has been escrowed will be returned to us. As of December 31, 2002, approximately $10 million of cash has been escrowed.

On July 12, 2002, we modified the terms of the mortgage debt secured by our four Canadian properties. Under the terms of this modification, we have agreed to escrow the excess cash flow from these hotels on a retroactive basis effective December 29, 2001. As of December 31, 2002, approximately $7 million of cash had been escrowed. Because cash flow available for debt service for the twelve months ended March 28, 2003 was insufficient to achieve a specified debt-service coverage level, the $7 million of escrowed excess cash flow was applied to the outstanding balance of this debt.

As a result of the $7 million prepayment on the Canadian mortgage debt in April 2003, a portion of the foreign currency hedge on the debt became ineffective. Accordingly, a portion of the change in the fair market value of the forward contracts is recorded in net income (loss). In July 2003, we entered into an agreement with our lenders to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

modify certain covenants to this mortgage debt so that we would not be required to make additional prepayments at least through January 28, 2004. The terms of the modification required us to provide additional collateral of $10 million in cash and pay an additional 25 basis points of interest per annum on the loan.

The CMBS Loan requires us to obtain insurance for the CMBS Portfolio from companies that maintain a minimum rating from the Standard & Poor’s rating agency. During our annual insurance policy renewal, which was completed in May 2002, we procured separate terrorism insurance with carriers which did not satisfy the requirement of a minimum Standard & Poor’s rating, although the insurance carriers on our all-risk portion of its coverage did have the required rating at the time we procured the coverage. Additionally, the mortgage servicer indicated that based on its interpretation of the CMBS Loan, we did not have sufficient terrorism coverage to cover the replacement value of the properties. We subsequently received a waiver from the mortgage servicer regarding the required rating covenant and the level of coverage covenants. However, the mortgage servicer has reserved its rights to revoke its waiver. Subsequent to the purchase of this insurance, the all-risk insurance carrier was downgraded by Standard & Poor’s and no longer meets the rating requirement. We have notified the mortgage servicer of this downgrade and the mortgage servicer has also conditionally waived this covenant, but it continues to reserve its rights to revoke its waiver.

In addition to the CMBS Portfolio, six of our assets are secured by mortgage loans that require us to obtain insurance only from carriers that maintain a minimum rating from Standard & Poor’s, A.M. Best, or other rating agencies. When we renewed our insurance policies on these assets, we secured all-risk property insurance coverage from an insurance carrier with a Standard & Poor’s rating lower than required. We have notified our lenders and have received waivers regarding compliance with these covenants, although the lenders have reserved the right to enforce coverage and ratings requirements.

On September 16, 2002, we called the remaining $12.6 million of 9 1/2% senior secured notes due in May 2005 at approximately 101% of par, making a payment of $12.7 million and retired the notes. This transaction resulted in a minimal loss. Additionally, on June 14, 2002, in connection with our acquisition of the Boston Marriott Copley Place, we assumed $97 million of mortgage debt. The mortgage bears interest at a fixed rate of 8.39% and is due on June 1, 2006. Also, in January of 2002, we transferred the St. Louis Marriott Pavilion hotel to the mortgage lender. In the first quarter of 2002, we wrote off the remaining $13 million of property and equipment, eliminated $25 million of mortgage debt and recorded an extraordinary gain of $6 million. See Note 12 for additional disclosure on the disposition.

In October 2001, we prepaid the remaining mortgage debt of $16.5 million on the San Antonio Marriott Riverwalk which was scheduled to mature January 1, 2002. In August 2001, a Canadian subsidiary entered into a financing agreement pursuant to which it borrowed $96.6 million due August 2006 at a variable rate of LIBOR plus 2.75%. The Calgary Marriott, Toronto Airport Marriott, Toronto Marriott Eaton Centre and Toronto Delta Meadowvale hotels serve as collateral. The proceeds from this financing were used to refinance existing indebtedness on these hotels as well as to repay the $88 million mortgage note on The Ritz-Carlton, Amelia Island hotel. We recorded an extraordinary loss of $1 million during 2001 related to this repayment.

Derivative Instruments

The mortgage loan on the Canadian properties is denominated in U.S. dollars and the functional currency of the Canadian subsidiaries is the Canadian dollar. The subsidiaries have entered into 60 separate currency forward contracts to buy U.S. dollars at a fixed price. These forward contracts hedge the currency exposure of converting Canadian dollars to U.S. dollars on a monthly basis to cover debt service payments. These contracts have been designated as cash flow hedges of the principal payments and are recorded at fair value on the balance sheet with offsetting changes recorded in accumulated other comprehensive income. The fair value of the contracts on

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001 was $3.8 million and $1.5 million, respectively. We also purchased an interest rate cap for approximately $0.4 million which caps the floating interest rate at 10.75% based on a notional amount ($48.3 million). The cap represents a derivative that will be marked to market and the gains and losses from changes in the market value of the cap are to be recorded in other income or expense in the current period. The fair value of the interest rate cap was $0.1 million at December 31, 2002.

On December 20, 2001, we entered into a 5-year interest rate swap agreement, which was effective on January 15, 2002 and matures in January 2007. Under the swap, we receive fixed-rate payments of 9.5% and pay floating-rate payments based on one-month LIBOR plus 4.5% on a $450 million notional amount. We have designated the interest rate swap as a fair value hedge for both financial reporting and tax purposes and the amounts paid or received under the swap agreement will be recognized over the life of the agreement as an adjustment to interest expense. Changes in the fair value of the swap and the notes are reflected in the balance sheet as offsetting changes and have no income statement effect. The fair value of the interest rate swap at December 31, 2002 and 2001 was $40.3 million and $2.4 million, respectively.

On January 4, 2002, in a separate agreement with a different counterparty, we purchased for approximately $3.5 million an interest rate cap with the same notional amount which caps the floating interest rate at 14%. The cap represents a derivative that will be marked to market and the gains and losses from changes in the market value of the cap are to be recorded in other income or expense in the current period. The fair value of the interest rate cap was $0.8 million at December 31, 2002.

Aggregate Debt Maturities

Aggregate debt maturities at December 31, 2002 are (in millions):

2003	$136
2004	82
2005	560
2006	739
2007	906
Thereafter	3,700

6,123
Discount on senior notes	(6)
Capital lease obligations	13

$6,130

Cash paid for interest, net of amounts capitalized, was $482 million in 2002, $470 million in 2001 and $450 million in 2000. Deferred financing costs, which are included in other assets, amounted to $91 million and $99 million, net of accumulated amortization, as of December 31, 2002 and 2001, respectively. Amortization of deferred financing costs totaled $16 million, $22 million, and $15 million in 2002, 2001 and 2000, respectively. Amortization of capital leases totaled $3 million, $4 million and $4 million in the years ended December 31, 2002, 2001 and 2000, respectively, and is included in depreciation and amortization on the accompanying statements of operations.

6.    Convertible Debt Obligation to Host Marriott Corporation

The obligation for the $492 million of 6 3/4% Convertible Subordinated Debentures, or the Debentures, as of December 31, 2002 and 2001 has been included in these financial statements as our debt because upon the conversion to a REIT, we assumed primary liability for repayment of the Debentures of Host Marriott underlying

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Convertible Preferred Securities (defined below) of the Host Marriott Financial Trust, or the Issuer, a wholly-owned subsidiary trust of Host Marriott. The common securities of Host Marriott Financial Trust were not contributed to us and therefore Host Marriott Financial Trust is not consolidated by us. Upon conversion by a Convertible Preferred Securities holder, Host Marriott will issue shares of its common stock which will be delivered to such holder. Upon the issuance of such shares by Host Marriott, we will issue to Host Marriott the number of OP Units equal to the number of shares of common stock issued by Host Marriott in exchange for the Debentures.

In December 1996, Host Marriott Financial Trust, issued 11 million shares of 6 3/4% convertible quarterly income preferred securities, or the Convertible Preferred Securities, with a liquidation preference of $50 per share (for a total liquidation amount of $550 million). The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the Issuer. The payment of distributions out of moneys held by the Issuer and payments on liquidation of the Issuer or the redemption of the Convertible Preferred Securities are guaranteed by us to the extent the Issuer has funds available therefor. This guarantee, when taken together with our obligations under the indenture pursuant to which the Debentures were issued, the Debentures, our obligations under the Trust Agreement and its obligations under the indenture to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Convertible Preferred Securities) provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. Proceeds from the issuance of the Convertible Preferred Securities were invested in the Debentures due December 2, 2026 issued by us. The Issuer exists solely to issue the Convertible Preferred Securities and its own common securities, or the Common Securities, and invest the proceeds there from in the Debentures, which is its sole asset. Separate financial statements of the Issuer are not presented because of our guarantee described above; our management has concluded that such financial statements are not material to investors as the Issuer is wholly owned by Host Marriott and essentially has no independent operations.

Each of the Convertible Preferred Securities and the related debentures are convertible at the option of the holder into shares of Host Marriott common stock at the rate of 3.2537 shares per Convertible Preferred Security (equivalent to a conversion price of $15.367 per share of Host Marriott’s common stock). The Issuer will only convert Debentures pursuant to a notice of conversion by a holder of Convertible Preferred Securities. During 2002, no shares were converted to Host Marriott’s common stock. During 2001, 400 shares were converted into common stock. The conversion ratio and price have been adjusted to reflect the impact of the distribution of shares of Crestline common stock and Host Marriott common stock in connection with the REIT conversion.

Holders of the Convertible Preferred Securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Debentures. We may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, we will not be permitted to declare or pay any cash distributions with respect to OP Units or debt securities that rank pari passu with or junior to the Debentures.

Subject to certain restrictions, the Convertible Preferred Securities are redeemable at the Issuer’s option upon any redemption by us of the Debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a default, the Convertible Preferred Securities are subject to mandatory redemption.

In connection with consummation of the REIT conversion, we assumed primary liability for repayment of the Debentures underlying Host Marriott’s Convertible Preferred Securities. Upon conversion by a Convertible Preferred Securities holder, Host Marriott will issue shares of its common stock, which will be delivered to such

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

holder. Upon the issuance of such shares by Host Marriott, we will issue a number of OP Units to Host Marriott equal to the number of shares of Host Marriott’s common stock issued in exchange for the Debentures. There were no shares of Convertible Preferred Securities repurchased in 2002 and 2001.

7.    Equity and Partner’s Capital

As of December 31, 2002 and 2001, 291.4 million and 283.0 million common OP Units, respectively, were outstanding, of which Host Marriott held 263.7 million and 261.4 million. In addition, 14.1 million preferred OP Units were outstanding as of December 31, 2002 and 2001.

Distributions.    In 2002 we were under the 2.0 to 1.0 EBITDA-to-cash interest coverage ratio required under the senior notes indenture. As a result distributions on both common and preferred OP Units were restricted to the minimum amount of distributions required to maintain Host Marriott’s REIT status. Required distributions for 2002 to enable Host Marriott to maintain its REIT status were satisfied in part by payment of distributions on the preferred OP Units in 2002. We believe that the remaining 2002 distribution requirement to enable Host Marriott to maintain its REIT status should largely be satisfied by the payment of distributions expected to be declared on preferred OP Units in the first, second and third quarters of 2003. We may, however, also need to pay a nominal common OP Unit distribution in 2003 to the extent necessary to enable Host REIT to satisfy any remaining 2002 distribution requirement. During 2001, Host Marriott’s Board of Directors declared annual distributions of $.78 per common OP Unit.

OP Units.    During February 2002, Host Marriott filed a shelf registration statement for 1.1 million shares of its common stock to be issued in exchange for partnership interests held by the minority partners in the partnership that owns the San Diego Marriott Hotel and Marina. On March 15, 2002, the minority partners sold the 1.1 million Host Marriott common shares to an underwriter for resale on the open market. We did not receive any proceeds as a result of these transactions. Concurrent with the issuance of Host Marriott common shares, we issued to Host Marriott an equivalent number of OP Units. Also, in April 2002, we acquired an additional interest in the partnership through the issuance of 6.9 million OP Units to certain minority partners in exchange for their partnership interests in the San Diego Marriott Hotel and Marina.

In conjunction with the REIT conversion, we issued approximately 73.5 million OP Units which are convertible into cash or shares of Host Marriott common stock, at Host Marriott’s option. On May 29, May 7 and February 7, 2001, Blackstone and affiliates converted 18.2 million, 10.0 million and 12.5 million OP Units, respectively, to Host Marriott common shares and immediately sold them to an underwriter for sale on the open market. We received no proceeds as a result of these transactions.

Preferred OP Units.    We currently have three classes of preferred OP Units outstanding. There are 4.2 million units of 10% Class A preferred OP Units, which were sold in August 1999; 4.0 million units of 10% Class B preferred OP Units, which were sold in November 1999; and 6.0 million units of 10% Class C preferred OP Units, which were sold in March 2001. Holders of all classes of the preferred OP Units are entitled to receive cumulative cash distributions at a rate of 10% per annum of the $25.00 per unit liquidation preference and are payable quarterly in arrears. After August 3, 2004, April 29, 2005 and March 27, 2006 we have the option to redeem the Class A preferred OP Unit, Class B preferred OP Unit and Class C preferred OP Unit, respectively, for $25.00 per unit, plus accrued and unpaid distributions to the date of redemption. The preferred OP Units classes rank senior to the common OP Units. The preferred OP unitholders generally have no voting rights. Accrued preferred distributions at December 31, 2002 were $8.8 million.

Repurchase Program.    In September 1999, the Board of Directors of Host Marriott approved the repurchase, from time to time on the open market and/or in privately negotiated transactions, of up to 22 million of the outstanding shares of the common stock of Host Marriott, OP Units, or a corresponding amount of Host

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Marriott’s Convertible Preferred Securities, which are convertible into a like number of Host Marriott common shares. Such repurchases will be made at management’s discretion, subject to market conditions, and may be suspended at any time at Host Marriott’s discretion. No repurchases were made in 2002 or 2001. As a result of purchases made in 1999 and 2000, Host Marriott has the capacity remaining to repurchase approximately 6 million shares of its common stock. However, due to restrictions on the senior notes indenture, Host Marriott is not currently able to make such repurchases.

8.    Income Taxes

Host L.P. is not a tax paying entity. However, under the Operating Partnership agreement we are required to reimburse Host Marriott for any tax payments Host Marriott is required to make. Accordingly, the tax information included herein represents disclosures regarding Host Marriott. As a result of our requirement to reimburse Host Marriott for these liabilities, such liabilities and related disclosures are included in our financial statements.

In December 1998, Host Marriott restructured itself in order to qualify for treatment as a REIT effective January 1, 1999, pursuant to the U.S. Internal Revenue Code of 1986, as amended. In general, a corporation that elects REIT status and meets certain tax law requirements regarding distribution of its taxable income to its shareholders as prescribed by applicable tax laws and complies with certain other requirements (relating primarily to the nature of its assets and the sources of its revenues) is not subject to Federal income taxation on its operating income to the extent it distributes at least 90% (95% for tax years prior to 2001) of its taxable income. Required distributions for 2002 were satisfied in part by the payment of dividends on Host Marriott’s preferred shares in 2002. There were no common dividends paid in 2002 by Host Marriott. Host Marriott believes the remaining 2002 distribution requirement will largely be satisfied by the payment of dividends expected to be declared on its preferred shares in the first, second and third quarters of 2003. Host Marriott may also need to pay nominal common dividend in 2003 to satisfy any remaining 2002 distribution requirement. In 2001, Host Marriott distributed 100% of its taxable income to its common and preferred shareholders. Dividends to common shareholders in 2001 totaled $.78 per outstanding share, $.49 of which was taxable as ordinary income, $.04 was taxable as a capital gain and the remaining $.25 was a return of capital. In addition to paying federal and state taxes on any retained income, we are subject to taxes on “built-in-gains” on sales of certain assets, if any. Additionally, Host Marriott’s consolidated taxable REIT subsidiaries are subject to Federal and state income tax. The consolidated income tax provision includes, primarily, the tax provision related to the operations of the taxable REIT subsidiaries and international taxes at Host LP, as well as each of our respective subsidiaries.

In order to qualify as a REIT for Federal income tax purposes, among other things, Host Marriott was required to distribute all of its accumulated earnings and profits (“E&P”) to its stockholders in one or more taxable dividends prior to December 31, 1999. To accomplish the requisite distributions of accumulated E&P, Host Marriott made distributions consisting of approximately 20.4 million shares of Crestline common stock valued at $297 million, $73 million in cash, and approximately 11.5 million shares of Host Marriott common stock valued at $138 million.

Where required, deferred income taxes are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Total deferred tax assets and liabilities at December 31, 2002 and December 31, 2001 were as follows:

	2002	2001
	(in millions)
Deferred tax assets	$73	$77
Deferred tax liabilities	(85)	(110)

Net deferred income tax liability	$(12)	$(33)

The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of December 31, 2002 and December 31, 2001 were as follows:

	2002	2001
	(in millions)
Investment in hotel leases	$57	$69
Safe harbor lease investments	(21)	(21)
Property and equipment	(3)	(6)
Investments in affiliates	(61)	(60)
Deferred gains	6	(23)
Other	6	6
Alternative minimum tax credit carryforwards	4	2

Net deferred income tax liability	$(12)	$(33)

The (provision) benefit for income taxes consists of:

		2002	2001	2000
		(in millions)
Current	— Federal	$(16)	$10	$26
	— State	(5)	(3)	(2)
	— Foreign	(6)	(4)	(6)

		(27)	3	18

Deferred	— Federal	19	(9)	66
	— State	2	(2)	11
	— Foreign	—	(1)	—

		21	(12)	77

		$(6)	$(9)	$95

On July 20, 2001, the United States Court of Appeals for the Fourth Circuit affirmed a lower court ruling that allowed us to carryback a 1991 specified liability loss to the tax years 1984 and 1985 resulting in a net income tax refund of $16 million. We recorded the refund as a benefit to the provision in 2001. In addition, we settled with the Internal Revenue Service (“IRS”) all other outstanding Federal income tax issues for the tax years through 1998. We made net payments to the IRS of approximately $19 million in 2001 and $14 million in 1999 related to these settlements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the statutory Federal tax expense to our income tax expense follows:

	2002	2001	2000
	(in millions)
Statutory Federal tax	$8	$(23)	$(22)
Nontaxable income (loss) of REIT	(2)	8	22
Built-in-gain tax	1	—	(2)
State income taxes, net of Federal tax benefit	(3)	(5)	(2)
Tax benefit from acquisition of leases	—	—	82
Tax contingencies	(4)	16	23
Tax on foreign source income	(6)	(5)	(6)

Income tax expense	$(6)	$(9)	$95

Cash paid for income taxes, including IRS settlements, net of refunds received, was $2 million, $24 million and $30 million in 2002, 2001 and 2000, respectively.

9.    Leases

Hotel Leases.    During 2000, we leased our hotels (the “Leases”) to one or more third party lessees (the “Lessees”), primarily subsidiaries of Crestline, due to Federal income tax law restrictions on a REIT’s ability to derive revenues directly from the operation of a hotel. Effective January 1, 2001, the REIT Modernization Act amended the tax laws to permit REITs to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary. Accordingly, the TRS acquired the Crestline lessee entities owning the leasehold interests with respect to 116 of our full-service hotels during January 2001 and acquired the lessee entities owning the leasehold interest with respect to four of our full-service hotels from Crestline (one lease) and Wyndham (three leases) during June of 2001. As a result, our revenues reflect hotel level sales instead of rental income.

We are responsible for paying all of the expenses of operating the applicable hotel(s), including all personnel costs, utility costs and general repair and maintenance of the hotel(s). We also are responsible for all fees payable to the applicable manager, including base and incentive management fees, chain services payments and franchise or system fees, with respect to periods covered by the term of the Leases. We also remain liable under each management agreement.

We are responsible for paying real estate taxes, personal property taxes (to the extent we own the personal property), casualty insurance on the structures, ground lease rent payments, required expenditures for furniture, fixtures and equipment (including maintaining the furniture, fixtures and equipment reserve, to the extent such is required by the applicable management agreement) and other capital expenditures.

Hospitality Properties Trust Relationship.    In a series of related transactions in 1995 and 1996, we sold and leased back 53 Courtyard properties and 18 Residence Inns to Hospitality Properties Trust (“HPT”). These leases, which are accounted for as operating leases and are included in the table below, have initial terms expiring through 2012 for the Courtyard properties and 2010 for the Residence Inn properties, and are renewable at our option. Minimum rent payments are $51 million annually for the Courtyard properties and $18 million annually for the Residence Inn properties, and additional rent based upon sales levels are payable to HPT under the terms of the leases.

In connection with the REIT conversion, we sublet the HPT hotels (the “Subleases”) to separate sublessee subsidiaries of Crestline (the “Sublessee”), subject to the terms of the applicable HPT lease. The term of each Sublease expires simultaneously with the expiration of the initial term of the HPT lease to which it relates and

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

automatically renews for the corresponding renewal term under the HPT lease, unless either the HPT lessee (the “Sublessor”), a wholly owned subsidiary of ours, elects not to renew the HPT lease, or the Sublessee elects not to renew the Sublease at the expiration of the initial term provided, however, that neither party can elect to terminate fewer than all of the Subleases in a particular pool of HPT hotels (one for Courtyard hotels and one for Residence Inn hotels). Rent payable by Crestline under the Sublease consists of the minimum rent payable under the HPT lease and an additional percentage rent payable to us. The percentage rent payable by the Sublessor is sufficient to cover the additional rent due under the HPT lease, with any excess being retained by the Sublessor. The rent payable under the Subleases is guaranteed by Crestline, up to a maximum amount of $30 million which amount is allocated between the two pools of HPT hotels.

Other Lease Information.    A number of our hotels are subject to long-term ground leases, generally with multiple renewal options, all of which are accounted for as operating leases. Certain of these leases contain provisions for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. We also have leases on facilities used in our former restaurant business, some of which we subsequently subleased. These leases and subleases contain one or more renewal options, generally for five or 10-year periods. Our lease activities also include leases entered into by our hotels for various types of equipment, such as computer equipment, vehicles and telephone systems. The restaurant and equipment leases are accounted for as either operating or capital leases, depending on the characteristics of the particular lease arrangement.

The following table presents the future minimum annual rental commitments required under non-cancelable leases for which we are the lessee as of December 31, 2002. Minimum payments for capital leases have not been reduced by aggregate minimum sublease rentals from restaurant subleases of $3 million, payable to us under non-cancelable subleases. Minimum payments for the operating leases have not been reduced by aggregate minimum sublease rentals from restaurants and HPT subleases of $36 million and $657 million, respectively, payable to us under non-cancelable subleases.

	Capital Leases	Operating Leases
	(in millions)
2003	$5	$110
2004	5	106
2005	5	102
2006	1	99
2007	—	96
Thereafter	—	1,517

Total minimum lease payments	16	$2,030

Less amount representing interest	(3)

Present value of minimum lease payments	$13

In conjunction with the refinancing of the mortgage of the New York Marriott Marquis in 1999, we also renegotiated the terms of the ground lease. The renegotiated ground lease provides for the payment of a percentage of the hotel sales (4% in 1999 and 5% thereafter) through 2007 and an equivalent of real estate taxes on the property from 2008 through 2017, which is to be used to amortize the then existing deferred ground rent obligation of $116 million. We have the right to purchase the land under certain circumstances for approximately $25 million of which $4 million has already been paid. The balance of the deferred ground rent obligation was $63 million and $65 million at December 31, 2002 and 2001, respectively, and is included in other liabilities in the accompanying consolidated balance sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We remain contingently liable on certain leases relating to divested non-lodging properties. Such contingent liabilities aggregated $48 million at December 31, 2002. However, management considers the likelihood of any material funding related to these leases to be remote.

Rent expense consists of:

	2002	2001	2000
	(in millions)
Minimum rentals on operating leases	$120	$117	$118
Additional rentals based on sales	21	32	36
Less: sublease rentals	(81)	(88)	(95)

	$60	$61	$59

10.    Employee Stock Plans

In connection with the REIT conversion, we assumed the employee obligations of Host Marriott. Upon the issuance of Host Marriott common stock under either of the two stock-based compensation plans described below, we will issue Host Marriott an equal number of OP Units. Accordingly, these liabilities and related disclosures are included in our consolidated financial statements.

At December 31, 2002, Host Marriott maintained two stock-based compensation plans, including the comprehensive stock plan (the “Comprehensive Plan”), whereby Host Marriott may award to participating employees (i) options to purchase Host Marriott’s common stock, (ii) deferred shares of Host Marriott’s common stock and (iii) restricted shares of Host Marriott’s common stock, and the employee stock purchase plan. At December 31, 2002, there were approximately 15 million shares of common stock reserved and available for issuance under the Comprehensive Plan.

Prior to 2002, we accounted for expense under these plans according to the provisions of Accounting Principles Board Opinion No. 25 and related interpretations. Consequently, no compensation expense was recognized for stock options issued under the Comprehensive Plan or stock issued under the employee stock purchase plan. In the third quarter of 2002, we implemented the expense recognition provisions of SFAS No. 123 with retroactive application to employee stock options granted on or after January 1, 2002 only. Options granted in fiscal years prior to 2002 will continue to be accounted for using the intrinsic value method as described in APB 25. As a result of the change in accounting method, we recorded compensation expense for employee stock options granted during 2002 based on the fair value of the options at the date of grant. We also recorded a minimal amount of compensation expense for shares issued under Host Marriott’s employee stock purchase plan. The implementation of SFAS No. 123 had no effect on the calculation of compensation expense for shares granted under Host Marriott deferred stock and restricted stock plans. For additional information on the effects of this change in accounting method, see Note 1.

Employee stock options may be granted to officers and key employees with an exercise price not less than the fair market value of Host Marriott common stock on the date of grant. Non-qualified options generally expire up to 15 years after the date of grant. Most options vest ratably over each of the first four years following the date of the grant. In connection with the Marriott International distribution in 1993, we issued an equivalent number of Marriott International options and adjusted the exercise prices of its options then outstanding based on the relative trading prices of shares of the common stock of the two companies.

In connection with the Host Marriott Services (“HM Services”) spin-off in 1995, outstanding options held by our current and former employees were redenominated in both Host Marriott and HM Services stock and the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

exercise prices of the options were adjusted based on the relative trading prices of shares of the common stock of the two companies. Pursuant to the distribution agreement between Host Marriott and HM Services, we originally had the right to receive up to 1.4 million shares of HM Services’ common stock or an equivalent cash value subsequent to exercise of the options held by certain former and current employees of Marriott International. On August 27, 1999, Autogrill Acquisition Co., a wholly owned subsidiary of Autogrill SpA of Italy, acquired Host Marriott Services Corporation. Since HM Services is no longer publicly traded, all future payments to us will be made in cash, as HM Services Corporation has indicated that the receivable will not be settled in Autogrill SpA stock. As of December 31, 2002 and 2001, the receivable balance was approximately $5.4 million and $6.4 million, respectively, which is included in other assets in the accompanying consolidated balance sheets.

For purposes of the following disclosures required by SFAS No. 123, the fair value of each option granted has been estimated on the date of grant using an option-pricing model with the following weighted average assumptions used for grants in 2002, 2001 and 2000, respectively: risk-free interest rates of 3.8%, 5.2% and 5.1%, volatility of 36%, 37% and 32%, expected lives of 15, 12 and 12 years; and dividend yield of 6.0%, 9.1% and 9.5%. The weighted average fair value per option granted during the year was $1.41 in 2002, $1.09 in 2001 and $1.07 in 2000. As a result of the implementation of SFAS 123, we recorded compensation expense of $47,000 for 2002, which represents the expense for stock options granted during 2002 only.

A summary of the status of Host Marriott’s stock option plans that have been approved by its stockholders for 2002, 2001 and 2000 follows. We do not have stock option plans that have not been approved by Host Marriott’s stockholders:

	2002		2001		2000
	Shares (in millions)	Weighted Average Exercise Price	Shares (in millions)	Weighted Average Exercise Price	Shares (in millions)	Weighted Average Exercise Price
Balance, at beginning of year	4.9	$6	4.2	$5	4.9	$4
Granted	.9	8	1.4	8.6		10
Exercised	(.2)	4	(.6)	4	(1.2)	3
Forfeited/Expired	(.2)	9	(.1)	8	(.1)	10

Balance, at end of year	5.4	6	4.9	6	4.2	5

Options exercisable at year-end	3.3		2.9		3.2

The following table summarizes information about stock options at December 31, 2002:

	Shares (in millions)	Options Outstanding		Options Exercisable
Range of Exercise Prices		Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares (in millions)	Weighted Average Exercise Price
$ 1 – 3	1.9	4	$2	1.9	$2
4 – 6.2		6	6.2		6
7 – 9	2.4	13	8.7		8
10 – 12.9		13	11.5		11
13 – 19	—	10	18	—	18

	5.4			3.3

Deferred stock incentive plan shares granted to officers and key employees after 1990 generally vest over 10 years in annual installments commencing one year after the date of grant. Certain employees may elect to defer

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

payments until termination or retirement. We accrue compensation expense for the fair market value of the shares on the date of grant, less estimated forfeitures. In 2002, 2001 and 2000, 23,000, 24,000 and 20,000 shares, respectively, were granted under this plan. The compensation cost that has been charged against income for deferred stock was not material for all periods presented. The weighted average fair value per share granted during each year was $9.95 in 2002, $12.66 in 2001 and $9.44 in 2000. The implementation of SFAS No. 123 had no impact on the calculation of compensation expense for the deferred stock incentive plan.

From time to time Host Marriott awards restricted stock shares under the Comprehensive Plan to officers and key executives to be distributed over the next three years in annual installments based on continued employment and the attainment of certain performance criteria. We recognize compensation expense over the restriction period equal to the fair market value of the shares on the date of issuance adjusted for forfeitures, and where appropriate, the level of attainment of performance criteria and fluctuations in the fair market value of Host Marriott common stock. In 2002, 2001 and 2000, 906,000, 167,000 and 889,000 shares, respectively, of restricted stock plan shares were granted to certain key employees under these terms and conditions. Approximately 1,040,000, 593,000 and 106,000 shares were forfeited in 2002, 2001 and 2000, respectively. We recorded compensation expense of $5.2 million, $7.6 million and $11 million in 2002, 2001 and 2000, respectively, related to these awards. The weighted average grant date fair value per share granted during each year was $10.49 in 2002, $12.91 in 2001 and $8.87 in 2000. Under these awards 579,000 shares were outstanding at December 31, 2002.

In 1998, 568,408 stock appreciation rights (“SARs”) were issued under the Comprehensive Plan to certain directors as a replacement for previously issued options that were cancelled during the year. The conversion to SARs was completed in order to comply with ownership limits applicable to us upon conversion to a REIT. The SARs are fully vested and the grant prices range from $1.20 to $5.13. In 2002, 2001 and 2000, we recognized compensation (income) expense for outstanding SARs as a result of fluctuations in the market price of Host Marriott common stock of $.8 million, $(1.2) million and $1.4 million, respectively.

Under the terms of Host Marriott’s employee stock purchase plan, eligible employees may purchase Host Marriott common stock through payroll deductions at 90% of the lower of market value at the beginning or market value at the end of the plan year. As a result of the implementation of SFAS No. 123 during 2002, we now record compensation expense for the employee stock purchase plan based on the fair value of the employees’ purchase rights, which is estimated using an option-pricing model with the following assumptions for 2002: risk-free interest rate of 2.2%, volatility of 37%, expected life of one year, and dividend yield of 0%. During 2002, approximately 43,000 shares were issued. The weighted average fair value of the purchase rights granted in 2002 was $2.35. The compensation expense reflected in net income was not material for all periods presented.

11.    Profit Sharing and Postemployment Benefit Plans

We contribute to defined contribution plans for the benefit of employees meeting certain eligibility requirements and electing participation in the plans. The discretionary amount to be matched by us is determined annually by Host Marriott’s Board of Directors. We provide medical benefits to a limited number of retired employees meeting restrictive eligibility requirements. Amounts for these items were not material for the three years ended December 31, 2002.

12.    Acquisitions and Dispositions

Acquisitions.    On November 13, 2003, we acquired the 806-room Hyatt Regency Maui Resort and Spa for $321 million. The property is located on a 37-acre site on Kaanapoli Beach on the island of Maui, Hawaii and represents our sixth Hyatt-branded property.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During June 2003, we acquired the remaining general partner interest and preferred equity interest held by outside partners in the 772-room JW Marriott, Washington, D.C. for approximately $3 million. We also became the sole limited partner after the partnership foreclosed on a note receivable from the other limited partner. As a result, effective June 20, 2003, we consolidated the partnership, and recorded property and equipment of $131 million and $95 million in mortgage debt.

During 2002, we acquired 80% of the outstanding minority interest in the partnership that owns the San Diego Marriott Marina and Hotel in exchange for 1.1 million shares of Host Marriott’s common stock and 6.9 million OP Units, which resulted in an increase to property and equipment of $66.6 million to reflect the fair value of the interest acquired. As a result of the acquisition, we now own approximately 90% of the interests in the partnership that owns the hotel. We did not receive any proceeds as a result of these transactions.

On May 16, 2000, we acquired a non-controlling interest in the JWDC Limited Partnership for $40 million, which owns the JW Marriott Hotel, a 772-room hotel in Washington, D.C. Between January 15, 2003 and June 30, 2003, we have the option to purchase the 44.4% limited partner interest of one of the partners for the fair value of the interest (approximately $3 million). We also have the option to purchase our co-general partner’s 1% general partner interest for the lesser of $375,000 or fair value of the interest in the second quarter of 2003.

Effective June 14, 2002, we completed the acquisition of the 1,139-room Boston Marriott Copley Place for $214 million, including the assumption of $97 million in mortgage debt.

Effective March 24, 2001, we purchased 100% of the voting interests in each of Rockledge and Fernwood that were previously held by the Host Marriott Statutory Employee/Charitable Trust for approximately $2 million. Prior to this acquisition, we held a 95% non-voting interest in each company and accounted for such investments under the equity method. As a result of this acquisition, we consolidated two full-service hotels and certain limited service hotel partnership interests.

On June 28, 2001, we consummated an agreement to purchase substantially all the minority limited partnership interests held by Wyndham with respect to seven full-service hotels for $60 million. As part of this acquisition, the leases were acquired from Wyndham with respect to three hotels by the TRS, effectively terminating the leases for financial reporting purposes. The entire purchase price was allocated to the minority limited partner interests purchased.

Dispositions.    On November 20, 2003, we sold the Jacksonville Marriott for $17 million.

On July 18, 2003, we sold the Norfolk Waterside Marriott, Oklahoma City Waterford Marriott and the Palm Beach Gardens Marriott for $71 million. The operations and loss related to these dispositions have been reclassified as discontinued operations on the statement of operations for all years presented.

On January 24, 2003, we sold the 299-room Ontario Airport Marriott for $26 million. Our carrying amount for this hotel on the date of sale was $24 million of fixed assets, net of depreciation, and there was no mortgage debt. We recognized a minimal gain on the sale in the first quarter of 2003. The operations and loss on disposition has been reclassified as discontinued operations on the statement of operations for all years presented.

During January 2002, we transferred the St. Louis Marriott Pavilion hotel to the mortgage lender. The St. Louis Marriott Pavilion was an asset of Rockledge Hotel Properties, Inc., which was an equity method investment during 2000.

During 2001, we disposed of two hotels (751 rooms) for a total consideration of $65 million and recognized a net gain of $12 million.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13.    Fair Value of Financial Instruments

The fair values of certain financial assets and liabilities and other financial instruments are shown below:

	2002		2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in millions)
Financial assets
Notes receivable	$53	$53	$54	$54
Other	5	5	6	6
Financial liabilities
Senior notes	3,247	3,221	3,235	3,159
Mortgage debt and other, net of capital leases	2,378	2,492	2,351	2,351
Other financial instruments
Convertible Debt Obligation to Host Marriott	492	368	492	349

Notes receivable and other financial assets are valued based on the expected future cash flows discounted at risk-adjusted rates. Valuations for secured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair value of the credit facility and other notes are estimated to be equal to their carrying value. Senior notes and the Convertible Debt Obligation to Host Marriott are valued based on quoted market prices.

14.    Marriott International Distribution and Relationship with Marriott International

We have entered into various agreements with Marriott International (formerly a wholly owned subsidiary, the common stock of which was distributed to Host Marriott’s shareholders on October 8, 1993) including the management of the majority of our hotels including franchised properties; financing for joint ventures including the acquisition in 1996 of two full-service properties for which Marriott International provided $29 million of debt financing and $28 million in preferred equity and the 2000 acquisition of two partnerships owning 120 limited service hotels (see below); and certain limited administrative services.

Effective July 25, 2002, we completed negotiations with Marriott International in connection with changes to the management and other agreements for substantially all of our Marriott and Ritz-Carlton managed hotels. The changes were effective as of December 29, 2001. The management contract changes include providing us with additional approval rights over hotel operating budgets, capital budgets, shared service programs, and changes to certain system wide programs; reducing the amount of working capital requirements, and expanding an existing agreement that allows the us to fund furniture, fixtures and equipment expenditures from one account controlled by us, which collectively increased cash available to us for general corporate purposes at that time by $125 million; reducing incentive management fees payable on certain Marriott managed hotels; reducing the amount we pay related to frequent guest programs; gradually reducing the amounts payable with respect to various centrally administered programs; and providing additional territorial restrictions for certain hotels in 10 markets.

In addition to these modifications, we have expanded the pool of hotels subject to an existing agreement that allows us to sell assets unencumbered by a Marriott management agreement without the payment of termination fees. The revised pool includes 46 assets, 75% (measured by EBITDA) of which may be sold over approximately a ten year or greater period without the payment of a termination fee (22.5% (measured by EBITDA) of which may be sold unencumbered by the Marriott brand).

In connection with these negotiations, we have amended Host Marriott’s distribution agreement and stockholder rights plan to terminate Marriott International’s right to purchase up to 20% of each class of Host

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Marriott’s outstanding voting shares upon certain changes of control and clarified existing provisions in the management agreements that limit our ability to sell a hotel or our entire company to a competitor of Marriott International.

During December 2000, the joint venture formed by Rockledge and Marriott International acquired the partnership interests in two partnerships that collectively own 120 limited service hotels for approximately $372 million plus interest and legal fees (see Note 4).

As a result of the consolidation of Rockledge, we now have a controlling interest in Elcrisa S.A. de C.V., which owns two hotels located in Mexico City, Mexico. Marriott International holds the remaining interest in the entity and is the manager of the hotels.

In 2002 and 2001, the TRS paid Marriott International $144 million and $162 million, respectively, in hotel management fees and $5 million and $6 million, respectively, in franchise fees. In 2000, the fees were paid by Crestline and Wyndham, as the lessees, and totaled $240 million. In 2000, we paid Marriott International $0.2 million in guarantee fees pursuant to certain debt service guarantees provided by Marriott International. No guarantee fees were paid in 2002 and 2001. For 2002, we paid $1 million and for 2001 and 2000 we paid Marriott International $2 million each of those years for certain administrative services and office space.

15.    Hotel Management Agreements

Of our hotels, 102 are subject to management agreements under which Marriott International or one of their subsidiaries manages the hotels, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The agreements generally provide for payment of base management fees that are generally 3 percent of sales and incentive management fees generally equal to 20% to 50% of operating profit (as defined in the agreements) over a priority return (as defined) to us, with total incentive management fees not to exceed 20% of cumulative operating profit, or 20% of current year operating profit. In the event of early termination of the agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. We have the option to terminate certain management agreements if specified performance thresholds are not satisfied. A single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement. Certain consolidated partnerships with a total of eight properties operate under a single agreement, cancellation of which would affect all the properties in these partnerships.

Pursuant to the terms of the agreements, Marriott International furnishes the hotels with certain chain services which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are required to be allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries on a fair and equitable basis. In addition, our hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

We are obligated to provide the manager with sufficient funds, generally 5% of revenue, to cover the cost of (a) certain non-routine repairs and maintenance to the hotels which are normally capitalized; and (b) replacements and renewals to the hotels’ property and improvements. Under certain circumstances, we will be required to establish escrow accounts for such purposes under terms outlined in the agreements. To the extent we are not required to fund such amounts into escrow accounts, we remain liable to make such fundings in the future.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We have franchise agreements with Marriott International for eight hotels. Pursuant to these franchise agreements, we generally pay a franchise fee based on a percentage of room sales and food and beverage sales, as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of sales, while fees for food and beverage sales vary from two to three percent of sales. The terms of the franchise agreements are from 15 to 30 years.

We hold management agreements with The Ritz-Carlton Hotel Company, LLC, (“Ritz-Carlton”), a wholly-owned subsidiary of Marriott International, to manage ten of our hotels. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base management fees vary from two to five percent of sales and incentive management fees, if any, are generally equal to 20% of available cash flow or operating profit, as defined in the agreements.

We also hold management agreements with hotel management companies other than Marriott International and Ritz-Carlton for 21 of our hotels, eight of which are franchised under the Marriott brand. These agreements generally provide for an initial term of 10 to 20 years with renewal terms at the option of either party or, in some cases, the hotel management company of up to an additional one to 15 years. The agreements generally provide for payment of base management fees equal to one to four percent of sales. Seventeen of the 21 agreements also provide for incentive management fees generally equal to 10 to 25 percent of available cash flow, operating profit, or net operating income, as defined in the agreements.

16.    Relationship with Barceló Crestline Corporation, formerly Crestline Capital Corporation

We entered into a distribution agreement (the “Distribution Agreement”) with Crestline in connection with Host Marriott’s conversion to a REIT in 1998, which provided for, among other things, (i) the distribution of shares of Crestline; (ii) the division between Crestline and us of certain assets and liabilities; (iii) the transfer to Crestline of the 25% interest in the Swissôtel management company and (iv) certain other agreements governing the relationship between Crestline and us. Crestline also granted us a contingent right to purchase Crestline’s interest in Swissôtel Management (USA) L.L.C. at fair market value in the event the tax laws are changed so that Host Marriott could own such interest without jeopardizing its status as a REIT.

Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to Crestline, effective as of the date of the distribution, financial responsibilities for liabilities arising out of, or in connection with, the business of the senior living communities.

Crestline also had other agreements in connection with the distribution related to asset management services as well as non-competition agreements. These agreements were terminated effective January 1, 2001 in connection with the acquisition of the Crestline lessee entities discussed in Note 2.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

17.    Geographic and Business Segment Information

We operate one business segment, hotel ownership. As of December 31, 2000, our foreign operations were limited to four Canadian hotel properties. Effective March 24, 2001, we purchased 100% of the voting interest in Rockledge and, as a result, our foreign operations included two properties in Mexico City, Mexico. There were no intercompany sales between us and the foreign properties. The following table presents revenues and long-lived assets for each of the geographical areas in which we operate (in millions):

	2002		2001		2000
	Revenues	Long-lived Assets	Revenues	Long-lived Assets	Revenues	Long-lived Assets
United States	$3,507	$6,857	$3,600	$6,812	$1,366	$7,000
International	119	174	115	187	25	110

Total	$3,626	$7,031	$3,715	$6,999	$1,391	$7,110

18.    Guarantees

We have certain guarantees which consist of commitments we have made to third parties for leases or debt that is not on our books due to various dispositions, spin-offs and contractual arrangements, but that we have agreed to pay in the event of certain circumstances including default by an unrelated party. We consider the likelihood of any material payments under these guarantees to be remote. The guarantees are listed below:

•	We remain contingently liable for leases on certain divested non-lodging properties. These primarily represent divested restaurants that were sold subject to our guarantee of rental payments. The amount is approximately $48 million as of December 31, 2002.

•	In connection with the sale of the El Paso Marriott hotel in 1999, we provided a guarantee to the City of El Paso in the event the purchaser, Columbia Sussex, defaults on bonds supported by the cash flows from the hotel. However, the purchaser also provided a standby letter of credit, a corporate guaranty and has been making sinking fund deposits; all of which would serve as collateral to the extent our guarantee was called. Our guarantee supports the $14 million of bonds outstanding as of December 31, 2002. We exercised our right under the guarantee to require Columbia Sussex to retire the bonds, which occurred on June 14, 2003. We are obligated to pay a 1% $140,000 prepayment penalty in connection with the early retirement of this debt at the time of such retirement.

•	Host Marriott, through its ownership interest in us, is obligated under the partnership agreement (and various tax-sharing agreements with former affiliated entities) to pay all taxes (federal, state, local and foreign—including any related interest and penalties) incurred by Host Marriott, as well as any liabilities that the IRS successfully may assert against Host Marriott and under certain circumstances against former affiliated entities. As the potential liability is based in part on a finding by a specific taxing authority, these amounts cannot be estimated at this time.

•	In 1997, we owned Leisure Park Venture Limited Partnership, which owns and operates a senior living facility. We spun-off the partnership as part of Crestline in the REIT conversion, but we remain obligated under a guarantee of interest and principal with regard to $14.7 million of municipal bonds issued by the New Jersey Economic Development Authority through their maturity in 2027. However, to the extent we are required to make any payments under the guarantee, we have been indemnified by Crestline, who is indemnified by the subsequent purchaser of the facility.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

19.    Supplemental Guarantor and Non-Guarantor Subsidiary Information

All of our subsidiaries guarantee our senior notes except those owning 42 of the Company’s full service hotels and HMH HPT RIBM LLC and HMH HPT CBM LLC, the lessees of the Residence Inn and Courtyard properties, respectively. The separate financial statements of each guaranteeing subsidiary (each, a “Guarantor Subsidiary”) are not presented because we have concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is our wholly owned subsidiary.

The following condensed combined consolidating financial information sets forth the financial position as of December 31, 2002 and 2001 and results of operations and cash flows for the three years ended December 31, 2002 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries:

Supplemental Condensed Combined Consolidating Balance Sheets

(in millions)

December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Property and equipment, net	$1,070	$2,150	$3,811	$—	$7,031
Notes and other receivables	729	51	107	(834)	53
Due from manager	(5)	9	78	—	82
Investments in affiliate	2,654	1,473	101	(4,095)	133
Rent receivable	—	21	36	(57)	—
Other assets	211	177	211	(81)	518
Restricted cash	31	4	98	—	133
Cash and cash equivalents	159	1	201	—	361

Total assets	$4,849	$3,886	$4,643	$(5,067)	$8,311

Debt	$2,552	$1,212	$2,622	$(748)	$5,638
Convertible debt obligation to Host Marriott	492	—	—	—	492
Other liabilities	84	106	404	(224)	370

Total liabilities	3,128	1,318	3,026	(972)	6,500
Minority interests	—	—	92	—	92
Limited partner interest of third parties at redemption value	245	—	—	—	245
Partners’ capital	1,476	2,568	1,525	(4,095)	1,474

Total liabilities and partners’ capital	$4,849	$3,886	$4,643	$(5,067)	$8,311

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Property and equipment, net	$1,110	$1,996	$3,893	$—	$6,999
Notes and other receivables	704	50	190	(890)	54
Due from manager	(5)	8	138	—	141
Investments in affiliate	2,648	1,589	106	(4,201)	142
Rent receivable	2	16	26	(44)	—
Other assets	186	201	215	(70)	532
Restricted cash	22	3	89	—	114
Cash and cash equivalents	223	3	126	—	352

Total assets	$4,890	$3,866	$4,783	$(5,205)	$8,334

Debt	$2,543	$1,123	$2,691	$(755)	$5,602
Convertible debt obligation to Host Marriott	492	—	—	—	492
Other liabilities	164	162	364	(249)	441

Total liabilities	3,199	1,285	3,055	(1,004)	6,535
Minority interests	—	—	108	—	108
Limited partner interest of third parties at redemption value	194	—	—	—	194
Partners’ capital	1,497	2,581	1,620	(4,201)	1,497

Total liabilities and partners’ capital	$4,890	$3,866	$4,783	$(5,205)	$8,334

Supplemental Condensed Combined Consolidating Statements of Operations

(in millions)

Year Ended December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUES	$185	$247	$3,596	$(402)	$3,626
Depreciation and amortization	(64)	(102)	(200)	—	(366)
Hotel operating expenses	—	—	(2,455)	—	(2,455)
Property-level expenses	(59)	(53)	(185)	—	(297)
Rental expenses	—	—	(402)	402	—
Minority interest	—	—	(8)	—	(8)
Corporate expenses	(4)	(9)	(17)	—	(30)
Interest expense	(215)	(109)	(222)	46	(500)
Interest income	47	7	12	(46)	20
Net gains on property transactions	1	—	4	—	5
Equity in earnings (losses) of affiliates	78	91	(14)	(164)	(9)
Other expenses	(2)	(2)	(15)	—	(19)

Income (loss) from continuing operations before taxes	(33)	70	94	(164)	(33)
Benefit (provision) for income taxes	5	—	(11)	—	(6)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(28)	70	83	(164)	(39)
Income from discontinued operations	1	6	13	—	20

NET INCOME (LOSS)	$(27)	$76	$96	$(164)	$(19)

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Year Ended December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUES	$191	$274	$3,681	$(431)	$3,715
Depreciation and amortization	(72)	(100)	(189)	—	(361)
Hotel operating expenses	—	—	(2,472)	—	(2,472)
Property-level expenses	(39)	(56)	(198)	—	(293)
Rental expense	—	—	(431)	431	—
Minority interest	—	—	(16)	—	(16)
Corporate expenses	(5)	(9)	(18)	—	(32)
Interest expense	(214)	(101)	(214)	36	(493)
Interest income	54	4	14	(36)	36
Net gains (losses) on property transactions	13	(12)	5	—	6
Equity in earnings (losses) of affiliates	111	83	(5)	(186)	3
Lease repurchase expense	—	(5)	—	—	(5)
Other expenses	(8)	(2)	(9)	—	(19)

Income from continuing operations before taxes	31	76	148	(186)	69
Benefit (provision) for income taxes	24	—	(33)	—	(9)

INCOME (LOSS) FROM CONTINUING OPERATIONS	55	76	115	(186)	60
Income (loss) from discontinued operations	(6)	6	(3)	—	(3)

NET INCOME (LOSS)	$49	$82	$112	$(186)	$57

Year Ended December 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUES	$257	$376	$758	$—	$1,391
Depreciation and amortization	(68)	(93)	(164)	—	(325)
Property-level expenses	(47)	(64)	(163)	—	(274)
Minority interest	—	—	(27)	—	(27)
Corporate expenses	(9)	(12)	(21)	—	(42)
Interest expense	(178)	(107)	(200)	26	(459)
Interest income	38	7	21	(26)	40
Net gains on property transactions	1	1	4	—	6
Equity in earnings (losses) of affiliates	219	83	(8)	(267)	27
Lease repurchase expense	—	(207)	—	—	(207)
Other expenses	(19)	(1)	(4)	—	(24)

Income (loss) from continuing operations before taxes	194	(17)	196	(267)	106
Benefit for income taxes	12	—	83	—	95

INCOME (LOSS) FROM CONTINUING OPERATIONS	206	(17)	279	(267)	201
Income (loss) from discontinued operations	1	7	(2)	—	6

NET INCOME (LOSS)	$207	$(10)	$277	$(267)	$207

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Condensed Combined Consolidating Statements of Cash Flows

(in millions)

Year Ended December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
OPERATING ACTIVITIES
Cash from (used in) operations	$(21)	$119	$291	$389

INVESTING ACTIVITIES
Capital expenditures	(27)	(52)	(101)	(180)
Acquisitions	—	(117)	—	(117)
Other	12	23	40	75

Cash used in investing activities	(15)	(146)	(61)	(222)

FINANCING ACTIVITIES
Financing costs	(8)	—	—	(8)
Debt prepayments	(13)	—	—	(13)
Repayment of debt	(15)	(6)	(42)	(63)
Issuance of OP Units	1	—	—	1
Distributions on preferred limited partner units	(35)	—	—	(35)
Distributions to minority interests	—	—	(18)	(18)
Purchase of interest rate cap	(3)	—	—	(3)
Transfer to/from Parent	64	31	(95)	—
Other	(19)	—	—	(19)

Cash (used in) from financing activities	(28)	25	(155)	(158)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(64)	(2)	75	9
CASH AND CASH EQUIVALENTS, beginning of year	223	3	126	352

CASH AND CASH EQUIVALENTS, end of year	$159	$1	$201	$361

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Year Ended December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
OPERATING ACTIVITIES
Cash from (used in) operations	$116	$(98)	$280	$298

INVESTING ACTIVITIES
Proceeds from sales of assets	45	15	—	60
Capital expenditures	(55)	(111)	(120)	(286)
Acquisitions	(63)	—	—	(63)
Other	7	—	3	10

Cash used in investing activities	(66)	(96)	(117)	(279)

FINANCING ACTIVITIES
Issuance of debt	875	—	105	980
Financing costs	(9)	—	(3)	(12)
Debt prepayments	(575)	(105)	(23)	(703)
Issuance of OP Units	3	—	—	3
Issuances of preferred limited partner units	143	—	—	143
Repayment of debt	(8)	(5)	(42)	(55)
Distributions on common and preferred limited partner units	(326)	—	—	(326)
Distributions to minority interests	—	—	(17)	(17)
Transfer to/from Parent	(180)	279	(99)	—
Other	7	—	—	7

Cash from (used in) financing activities	(70)	169	(79)	20

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20)	(25)	84	39
CASH AND CASH EQUIVALENTS, beginning of year	243	28	42	313

CASH AND CASH EQUIVALENTS, end of year	$223	$3	$126	$352

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Year Ended December 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
OPERATING ACTIVITIES
Cash from operations	$158	$136	$267	$561

INVESTING ACTIVITIES
Capital expenditures	(82)	(145)	(152)	(379)
Acquisitions	(40)	—	—	(40)
Other	(34)	—	5	(29)

Cash used in investing activities	(156)	(145)	(147)	(448)

FINANCING ACTIVITIES
Issuance of debt	466	6	84	556
Financing costs	(15)	—	(1)	(16)
Debt prepayments	(191)	(7)	(80)	(278)
Repayment of debt	(1)	(5)	(33)	(39)
Issuance of OP Units	4	—	—	4
Distributions on common and preferred limited partner units	(264)	—	—	(264)
Distributions to minority interests	—	—	(23)	(23)
Redemption or repurchase of OP Units for cash	(47)	—	—	(47)
Repurchase of Convertible Preferred Securities	(15)	—	—	(15)
Transfer to/from Parent	62	9	(71)	—
Other	45	—	—	45

Cash (used in) from financing activities	44	3	(124)	(77)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	46	(6)	(4)	36
CASH AND CASH EQUIVALENTS, beginning of year	197	34	46	277

CASH AND CASH EQUIVALENTS, end of year	$243	$28	$42	$313

20.    Subsequent Event

On October 27, 2003, we sold $725 million of Series J senior notes with a fixed interest rate of 7 1/8% due 2013. The proceeds were used to retire $429 million of 7 7/8% Series A senior notes due 2005 and $282 million of 8.45% Series C senior notes due 2008.

On October 21, 2003, Host Marriott issued 23.5 million shares of common stock in an underwritten public offering. Proceeds, after deducting the underwriting discount and offering expenses, were approximately $250 million. The proceeds were contributed to Host LP in exchange for issuance to Host Marriott of 23.5 million common OP units.

In the third quarter of 2003, we also recognized $9.6 million of other income from the settlement of a claim that we brought against our directors and officers insurance carriers for reimbursement of defense costs and settlement payments incurred in resolving a series of related actions brought against us and Marriott International that arose from the sale of certain limited partnerships units to investors prior to 1993.

HOST MARRIOTT, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On August 14, 2003, Host Marriott issued 27.5 million shares of common stock in an underwritten public offering. Proceeds, after deducting the underwriting discount and offering expenses, were approximately $251 million. The proceeds were contributed to Host LP in exchange for issuance to Host Marriott of 27.5 million common OP units.

In May 2003, we renegotiated our credit facility which matures in June 2005. The new terms of the credit facility allow us to borrow $250 million. The face amount of the facility remained at $400 million until November 2003 when it reduced to $300 million. Currently, no amounts are drawn under the credit facility. All other terms on the credit facility remained essentially the same.

21.    Quarterly Financial Data (unaudited)

	2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(in millions, except per unit amounts)
Revenues	$779	$907	$777	$1,163	$3,626
Income (loss) from continuing operations	(14)	25	(43)	(7)	(39)
Net income (loss)	1	26	(42)	(4)	(19)
Net income (loss) available to unitholders	(8)	17	(51)	(12)	(54)
Basic earnings (loss) per unit:
Continuing operations	(.08)	.05	(.18)	(.05)	(.26)
Discontinued operations	.05	.01	.01	.01	.07
Net income (loss)	(.03)	.06	(.17)	(.04)	(.19)
Diluted earnings (loss) per unit:
Continuing operations	(.08)	.05	(.18)	(.05)	(.26)
Discontinued operations	.05	.01	.01	.01	.07
Net income (loss)	(.03)	.06	(.17)	(.04)	(.19)

	2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(in millions, except per unit amounts)
Revenues	$864	$978	$835	$1,038	$3,715
Income (loss) from continuing operations	40	59	(10)	(29)	60
Net income (loss)	40	55	(10)	(28)	57
Net income (loss) available to unitholders	35	46	(19)	(37)	25
Basic earnings (loss) per unit:
Continuing operations	.12	.17	(.07)	(.13)	.10
Discontinued operations	—	(.01)	—	—	(.01)
Net income (loss)	.12	.16	(.07)	(.13)	.09
Diluted earnings (loss) per unit:
Continuing operations	.12	.17	(.07)	(.13)	.10
Discontinued operations	—	(.01)	—	—	(.01)
Net income (loss)	.12	.16	(.07)	(.13)	.09

For all years presented, the first three quarters consist of 12 weeks each and the fourth quarter includes 16 weeks. The sum of the basic and diluted earnings (loss) per common unit for the four quarters in all years presented differs from the annual earnings per unit due to the required method of computing the weighted average number of units in the respective periods.

SCHEDULE III

HOST MARRIOTT, L.P. AND SUBSIDIARIES

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

(in millions)

		Initial Costs			Gross Amount at December 31, 2002
Description (1)	Debt	Land	Buildings & Improvements	Subsequent Costs Capitalized	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Completion of Construction	Date Acquired	Depreciation Life
Full-service hotels:
Albany, New York	$—	$6	$31	$(1)	$6	$30	$36	$(4)	—	1998	40
The Ritz-Carlton, Amelia Island, Georgia	—	36	165	(58)	25	118	143	(12)	—	1998	40
Four Seasons, Atlanta, Georgia	39	5	48	13	6	60	66	(6)	—	1998	40
Grand Hyatt, Atlanta, Georgia	—	8	89	12	9	100	109	(10)	—	1998	40
Atlanta Marquis, Georgia	152	12	184	31	16	211	227	(23)	—	1998	40
Atlanta Northwest, Georgia	—	5	20	5	5	25	30	(5)	—	1995	40
Atlanta Perimeter, Georgia	—	—	7	14	—	21	21	(13)	—	1976	40
Atlanta Midtown Suites, Georgia	—	—	26	2	—	28	28	(5)	—	1996	40
Swissôtel, Atlanta, Georgia	34	5	84	17	6	100	106	(11)	—	1998	40
Bethesda, Maryland	—	—	10	20	—	30	30	(17)	—	1979	40
Miami Biscayne Bay, Florida	—	—	32	(3)	—	29	29	(5)	—	1998	40
Boston Marriott Copley Place, Massachusetts	95	—	203	10	—	213	213	(3)	—	2002	40
Boston/Newton, Massachusetts	—	3	31	9	3	40	43	(17)	—	1997	40
Swissôtel, Boston, Massachusetts	40	15	69	17	17	84	101	(9)	—	1998	40
Hyatt Regency, Burlingame, California	69	16	119	32	20	147	167	(15)	—	1998	40
Calgary, Canada	18	5	18	6	5	24	29	(5)	—	1996	40
Hyatt Regency, Cambridge, Massachusetts	49	18	84	7	19	90	109	(9)	—	1998	40
Charlotte Executive Park, North Carolina	—	2	11	3	2	14	16	(4)	—	1995	40
Chicago/Downtown Courtyard, Illinois	—	7	27	3	7	30	37	(8)	—	1992	40
Chicago O’Hare, Illinois	—	4	26	21	4	47	51	(15)	—	1997	40
Chicago O’Hare Suites, Illinois	—	—	36	1	—	37	37	(4)	—	1998	40
Chicago/Deerfield Suites, Illinois	—	4	19	1	4	20	24	(6)	—	1990	40
Swissôtel, Chicago, Illinois	59	29	133	9	30	141	171	(15)	—	1998	40
Coronado Island Resort, California	—	—	53	4	—	57	57	(8)	—	1997	40
Costa Mesa Suites, California	—	3	18	1	3	19	22	(3)	—	1996	40
Dallas/Fort Worth Airport, Texas	—	6	37	7	6	44	50	(10)	—	1995	40
Dallas Quorum, Texas	—	—	27	5	—	32	32	(8)	—	1994	40
Dayton, Ohio	—	2	30	1	2	31	33	(3)	—	1998	40

SCHEDULE III

HOST MARRIOTT, L.P. AND SUBSIDIARIES

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

(in millions)

		Initial Costs		Subsequent Costs Capitalized	Gross Amount at December 31, 2002				Date of Completion of Construction
Description(1)	Debt	Land	Buildings & Improvements		Land	Buildings & Improvements	Total	Accumulated Depreciation		Date Acquired	Depreciation Life
The Ritz-Carlton, Dearborn, Michigan	—	8	51	3	8	54	62	(6)	—	1998	40
Denver Tech Center, Colorado	—	6	26	11	6	37	43	(8)	—	1994	40
Desert Springs Resort and Spa, California	95	13	143	63	14	205	219	(26)	—	1997	40
Fairview Park, Virginia	—	9	39	2	9	41	50	(4)	—	1998	40
Fort Lauderdale Marina, Florida	—	6	30	10	6	40	46	(11)	—	1994	40
Gaithersburg/Washingtonian Center, Maryland	—	7	22	1	7	23	30	(5)	—	1993	40
Hanover, New Jersey	27	5	30	9	6	38	44	(8)	—	1997	40
Harbor Beach Resort, Florida	95	—	62	43	—	105	105	(17)	—	1997	40
Hartford/Farmington, Connecticut	20	7	22	7	8	28	36	(4)	—	1997	40
Houston Airport, Texas	—	—	10	28	—	38	38	(23)	—	1984	40
JW Marriott Hotel at Lenox, Georgia	—	—	21	8	—	29	29	(10)	—	1990	40
JW Marriott Houston, Texas	—	4	26	10	8	32	40	(8)	—	1994	40
Kansas City Airport, Missouri	—	—	8	14	—	22	22	(18)	—	1974	40
Key Bridge, Virginia	—	29	125	(114)	—	40	40	(18)	—	1997	40
Manhattan Beach, California	—	8	29	5	—	42	42	(7)	—	1997	40
Marina Beach, California	—	—	13	15	—	28	28	(4)	—	1995	40
Memphis, Tennessee	—	—	16	10	—	26	26	(5)	—	1998	40
Mexico City Airport, Mexico	9	9	29	(1)	8	29	37	(8)	—	1996	40
JW Marriott, Mexico City, Mexico	12	11	35	2	10	38	48	(7)	—	1996	40
Miami Airport, Florida	—	—	7	42	—	49	49	(29)	—	1972	40
Minneapolis City Center, Minnesota	—	—	27	14	—	41	41	(24)	—	1986	40
Minneapolis Southwest, Minnesota	—	5	24	—	5	24	29	(3)	—	1998	40
Mountain Shadows Resort, Arizona	—	7	24	(3)	6	22	28	(4)	—	1998	40
The Ritz-Carlton Naples Golf Resort, Florida	—	6	—	58	6	58	64	(2)	2002		40
New Orleans, Louisiana	96	16	96	55	16	151	167	(24)	—	1996	40
New York Financial Center, New York	—	19	79	11	19	90	109	(14)	—	1997	40
New York Marquis, New York	248	—	552	63	—	615	615	(220)	—	1986	40
Newark Airport, New Jersey	—	—	30	21	—	51	51	(26)	—	1984	40
Newport Beach, California	—	11	13	43	11	56	67	(32)	—	1975	40

SCHEDULE III

HOST MARRIOTT, L.P. AND SUBSIDIARIES

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

(in millions)

		Initial Costs		Subsequent Costs Capitalized	Gross Amount at December 31, 2002				Date of Completion of Construction
Description(1)	Debt	Land	Buildings & Improvements		Land	Buildings & Improvements	Total	Accumulated Depreciation		Date Acquired	Depreciation Life
Norfolk Waterside, Virginia	—	—	29	5	—	34	34	(5)	—	1997	40
Oklahoma City, Oklahoma	—	1	19	3	1	22	23	(4)	—	1996	40
Ontario Airport, California	—	5	17	3	5	20	25	(4)	—	1997	40
Orlando World Center Resort, Florida	228	18	157	174	29	320	349	(41)	—	1997	40
Park Ridge, New Jersey	—	—	20	2	—	22	22	(3)	—	1998	40
Pentagon City Residence Inn, Virginia	—	6	29	2	6	31	37	(5)	—	1996	40
Philadelphia Airport, Pennsylvania	—	—	42	2	1	43	44	(8)	—	1995	40
Philadelphia Convention Center, Pennsylvania	105	3	143	51	11	186	197	(34)	—	1995	40
Four Seasons, Philadelphia, Pennsylvania	—	26	60	9	27	68	95	(7)	—	1998	40
Plaza San Antonio, Texas	—	3	25	4	3	29	32	(7)	—	1995	40
Portland, Oregon	—	6	40	8	6	48	54	(10)	—	1994	40
Raleigh Crabtree Valley, North Carolina	—	2	16	3	2	19	21	(5)	—	1994	40
Hyatt Regency, Reston, Virginia	46	11	78	8	12	85	97	(9)	—	1998	40
The Ritz-Carlton, Phoenix, Arizona	—	10	63	2	10	65	75	(8)	—	1998	40
The Ritz-Carlton, Tysons Corner, Virginia	—	—	89	3	—	92	92	(11)	—	1998	40
The Ritz-Carlton, San Francisco, California	—	31	123	5	31	128	159	(14)	—	1998	40
Salt Lake City, Utah	—	—	48	8	—	56	56	(8)	—	1996	40
San Antonio Rivercenter, Texas	78	—	86	44	—	130	130	(20)	—	1996	40
San Antonio Riverwalk, Texas	—	—	45	3	—	48	48	(10)	—	1995	40
San Diego Hotel and Marina, California	190	—	203	85	—	288	288	(44)	—	1996	40
San Diego Mission Valley, California	—	4	22	(1)	4	21	25	(3)	—	1998	40
San Francisco Airport, California	—	11	48	17	12	64	76	(14)	—	1994	40
San Francisco Fisherman’s Wharf, California	—	6	20	7	6	27	33	(8)	—	1994	40
San Francisco Moscone Center, California	—	—	278	16	—	294	294	(84)	—	1989	40
San Ramon, California	21	—	22	9	—	31	31	(5)	—	1996	40
Santa Clara, California	38	—	39	32	—	71	71	(33)	—	1989	40
Scottsdale Suites, Arizona	—	3	20	—	3	20	23	(3)	—	1996	40
Seattle SeaTac Airport, Washington	—	4	48	(6)	3	43	46	(7)	—	1998	40
Tampa Waterside, Florida	—	—	—	97	11	86	97	(6)	2000		40

SCHEDULE III

HOST MARRIOTT, L.P. AND SUBSIDIARIES

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

(in millions)

		Initial Costs		Subsequent Costs Capitalized	Gross Amount at December 31, 2002				Date of Completion of Construction
Description(1)	Debt	Land	Buildings & Improvements		Land	Buildings & Improvements	Total	Accumulated Depreciation		Date Acquired	Depreciation Life
Swissôtel, The Drake, New York	68	29	130	38	34	163	197	(19)	—	1998	40
The Ritz-Carlton, Atlanta, Georgia	—	13	41	8	13	49	62	(10)	—	1996	40
The Ritz-Carlton, Buckhead, Georgia	86	14	80	20	16	98	114	(17)	—	1996	40
The Ritz-Carlton, Marina del Rey, California	—	—	52	8	—	60	60	(10)	—	1997	40
The Ritz-Carlton, Naples, Florida	129	19	126	56	21	180	201	(30)	—	1996	40
Toronto Airport, Canada	20	5	24	3	5	27	32	(5)	—	1996	40
Toronto Eaton Center, Canada	36	—	—	30	—	30	30	(6)	—	1995	40
Toronto Delta Meadowvale, Canada	22	4	20	8	4	28	32	(7)	—	1996	40
Torrance, California	—	9	39	4	9	43	52	(5)	—	1998	40
Dulles Airport, Virginia	—	—	3	26	—	29	29	(21)	—	1970	40
Washington Dulles Suites, Virginia	—	3	24	1	3	25	28	(4)	—	1996	40
Washington Metro Center, Washington D.C.	—	20	24	3	20	27	47	(6)	—	1994	40
Westfields, Virginia	—	7	32	2	7	34	41	(8)	—	1994	40

Sub total full-service hotels:	2,224	650	5,650	1,421	663	7,058	7,721	(1,396)
Sub total—other full-service properties less than 5% of total:	—	35	333	35	32	371	403	(94)		various	40

Total full-service properties:	2,224	685	5,983	1,456	695	7,429	8,124	(1,490)
Other properties, each less than 5% of total	—	38	16	(43)	—	11	11	(11)		various	various

TOTAL(2)	$2,224	$723	$5,999	$1,413	$695	$7,440	$8,135	$(1,501)

(1)	Each hotel is operated as a Marriott-brand hotel unless otherwise indicated by its name.
(2)	These amounts do not reflect the debt or the asset values of the World Trade Center Marriott which was destroyed in the terrorist attacks on September 11, 2001. All of the assets were written off and a receivable for property insurance proceeds has been established. The debt balance does not include the $65 million mortgage loan on the hotel.

SCHEDULE III

HOST MARRIOTT, L.P. AND SUBSIDIARIES

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

(in millions)

Notes:

(A)	The change in total cost of properties for the fiscal years ended December 31, 2002, 2001, and 2000 is as follows:

Balance at December 31, 1999	$7,374
Additions:
Capital expenditures and transfers from construction-in-progress	306
Deductions:
Dispositions and other	(9)

Balance at December 31, 2000	7,671
Additions:
Capital expenditures and transfers from construction-in-progress	278
Deductions:
Impairment charges	(13)
Dispositions and other	(201)

Balance at December 31, 2001	7,735
Additions:
Acquisitions	284
Capital expenditures and transfers from construction-in-progress	158
Deductions:
Dispositions and other	(42)

Balance at December 31, 2002	$8,135

SCHEDULE III

HOST MARRIOTT, L.P. AND SUBSIDIARIES

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

(in millions)

(B)	The change in accumulated depreciation and amortization of real estate assets for the fiscal years ended December 31, 2002, 2001 and 2000 and 1999 is as follows:

Balance at December 31, 1999	$853
Depreciation and amortization	215
Dispositions and other	(2)

Balance at December 31, 2000	1,066
Depreciation and amortization	281
Dispositions and other	(66)

Balance at December 31, 2001	1,281
Depreciation and amortization	237
Dispositions and other	(17)

Balance at December 31, 2002	$1,501

(C)	The aggregate cost of properties for Federal income tax purposes is approximately $5,729 million at December 31, 2002.

(D)	The total cost of properties excludes construction-in-progress properties.